                                  EXHIBIT 10.62

                           Purchase and Sale Agreement

                             dated December 19, 2003

                           PURCHASE AND SALE AGREEMENT

                                  by and among

                        Riverchase Assisted Living, Ltd.
                        Senior Lifestyle Heritage, L.L.C.
                Integrated Management - Carrington Pointe, L.L.C.
            Integrated Living Communities of West Palm Beach, L.L.C.
                  Senior Lifestyle Newport Limited Partnership
                 Senior Lifestyle Pinecrest Limited Partnership
                 Senior Lifestyle Prosperity Limited Partnership
                Integrated Living Communities of Sarasota, L.L.C.
                      Olympia Fields Senior Housing, L.L.C.
                  Senior Lifestyle East Bay Limited Partnership
                Senior Lifestyle Emerald Bay Limited Partnership
                              Greenwich Bay, L.L.C.
                 Senior Lifestyle North Bay Limited Partnership
                Senior Lifestyle Sakonnet Bay Limited Partnership
                             South Bay Manor, L.L.C.
                           West Bay Manor, L.L.C. and
                  Integrated Living Communities of Dallas, L.P.

                            collectively, as Sellers,

                                       and

                  CNL Retirement Corp., a Florida corporation,

                                  as Purchaser

                                December 19, 2003

                                TABLE OF CONTENTS

                                                                                                     PAGE
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
SECTION 1.        DEFINITIONS......................................................................    2
SECTION 2.        PURCHASE-SALE AND LEASE; DUE DILIGENCE; CONDEMNATION AND CASUALTY................   15
    2.1      Purchase-Sale and Lease...............................................................   15
    2.2      Diligence Inspections.................................................................   15
    2.3      Title Matters.........................................................................   15
    2.4      Survey................................................................................   16
    2.5      Environmental Reports.................................................................   16
    2.6      Condemnation..........................................................................   17
    2.7      Casualty..............................................................................   17
SECTION 3.        PURCHASE AND SALE; DEPOSIT.......................................................   19
    3.1      Closing...............................................................................   19
    3.2      Purchase Price........................................................................   19
    3.3      Deposit...............................................................................   19
    3.4      Sellers' Closing Documents............................................................   19
    3.5      Purchaser Closing Documents...........................................................   21
SECTION 4.        CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE....................................   22
    4.1      Representations and Warranties of Sellers True........................................   22
    4.2      Sellers' Performance..................................................................   23
    4.3      Title Policies........................................................................   23
    4.4      Permits...............................................................................   23
    4.5      No Bankruptcy.........................................................................   23
    4.6      Approval of Lenders...................................................................   23
    4.7      Approval of Unit Holders..............................................................   23
SECTION 5.        CONDITIONS TO SELLERS' OBLIGATION TO CLOSE.......................................   24
    5.1      Representations and Warranties True...................................................   24
    5.2      Purchaser's Performance...............................................................   24
    5.3      Permits...............................................................................   25
    5.4      Approval of Lenders...................................................................   25
SECTION 6.        REPRESENTATIONS AND WARRANTIES OF SELLERS; PURCHASER'S INDEPENDENT
                  INVESTIGATION; ACCESS............................................................   25
    6.1      Representation and Warranties of Sellers..............................................   25
    6.2      Purchaser's Independent Investigation.................................................   29

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                          TABLE OF CONTENTS (CONTINUED)

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    6.3      Access................................................................................   31
SECTION 7.        REPRESENTATIONS AND WARRANTIES OF PURCHASER......................................   31
    7.1      Organization and Authorization........................................................   31
    7.2      No Consents...........................................................................   31
    7.3      No Conflicting Agreements.............................................................   31
    7.4      Litigation............................................................................   31
SECTION 8.        INTERIM OPERATION OF THE PROPERTIES..............................................   32
    8.1      Compliance with Laws and Permitted Encumbrances.......................................   32
    8.2      Assumption of Loans...................................................................   32
    8.3      General Operation.....................................................................   32
    8.4      Maintenance and Renovation Contracts..................................................   32
    8.5      Cherry Hills Club Internal Change of Ownership........................................   33
    8.6      Natural Hazard Report for California Properties.......................................   33
    8.7      Audits of the Properties and Operations...............................................   33
SECTION 9.        COVENANTS OF PURCHASER...........................................................   34
    9.1      Property Transferees..................................................................   34
    9.2      Assumption of the Loans...............................................................   34
SECTION 10.       APPORTIONMENTS...................................................................   36
    10.1     Apportionments........................................................................   36
    10.2     Closing Costs.........................................................................   36
SECTION 11.       REMEDIES FOR PRE-CLOSING AND POST-CLOSING DEFAULTS...............................   38
    11.1     Purchaser's Remedies for Pre-Closing Default..........................................   38
    11.2     Sellers' Remedy for Pre-Closing Default...............................................   39
    11.3     Limitations on Purchaser's Post-Closing Claims........................................   40
    11.4     Survival of Purchaser's Claims........................................................   40
    11.5     Limitations on Sellers' Post-Closing Claims...........................................   41
    11.6     Survival of Seller's Claims...........................................................   41
    11.7     Limitations on Liability..............................................................   42
    11.8     Survival..............................................................................   42
SECTION 12.       MISCELLANEOUS....................................................................   42
    12.1     Drafts not an Offer to Enter into a Legally Binding Contract..........................   42

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    12.2     Brokerage Commissions.................................................................   42
    12.3     Publicity.............................................................................   43
    12.4     Notices...............................................................................   43
    12.5     Waivers, Etc..........................................................................   45
    12.6     Assignment; Successors and Assigns....................................................   45
    12.7     Severability..........................................................................   45
    12.8     Counterparts, Etc.....................................................................   46
    12.9     Governing Law; Jurisdiction; Waiver of Jury Trial.....................................   46
    12.10    Performance on Business Days..........................................................   47
    12.11    Attorneys' Fees.......................................................................   47
    12.12    Relationship..........................................................................   47
    12.13    Section and Other Headings............................................................   47
    12.14    Disclosure............................................................................   47
    12.15    Acknowledgment of the Financial Condition of the Parties..............................   47
    12.16    Cross-Default with Niles Sale Agreement...............................................   48
    12.17    Waiver Regarding California Property..................................................   48

                                LIST OF SCHEDULES

Schedule A                  Description of Properties and Sellers

Schedule B                  Allocation of Purchase Price

Schedule C                  List of Due Diligence Materials

Schedule D                  FF& E Schedule

Schedule E-1                Form of Lease

Schedule E-2                Form of Memorandum of Lease

Schedule F                  Allocation of Aggregate Shortfall Reserve Fund

Schedule  G                 List of Lenders and Loan Documents for
                            each Property, together with Estimated
                            Principal Balance as of December 31, 2003
                            under each Loan and Required Reserve/Escrow
                            Balances and Required Additional Security

Schedule H-1                Form of Management Agreement

Schedule H-2                Form of Manager Subordination

Schedule H-3                Form of Pooling Agreement

Schedule I                  List of Motor Vehicles and Description of Motor Vehicle Leases

Schedule J-1 through J-19   Legal Description of each Property

Schedule K                  List of Renovation Contracts

Schedule L                  Description of Emerald Bay Refinancing Terms

Schedule M-1                Form of Special Warranty Deed - Alabama

Schedule M-2                Form of Special Warranty Deed - Arizona

Schedule M-3                Form of Grant Deed - California

Schedule M-4                Form of Special Warranty Deed - Florida

Schedule M-5                Form of Special Warranty Deed - Illinois

Schedule M-6                Form of Quitclaim Deed - Rhode Island

Schedule M-7                Form of Special Warranty Deed - Texas

Schedule N                  Form of Assignment and Assumption of Contracts

Schedule O                  Form of Assignment and Assumption of Intangible Property

Schedule P                  Form of Assignment and Assumption of Occupancy Agreements

Schedule Q                  Form of Bill of Sale

Schedule R                  Form of Cherry Land Sale Contract Assignment and Assumption

Schedule S                  Schedule of Non-Terminable Contracts

Schedule T                  Litigation Matters

Schedule U                  List of Environmental Reports

Schedule V                  Purchaser and Property Transferees Organizational Chart

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made effective as of December 19, 2003 (the "Effective Date"), by and among (i) (1) Riverchase Assisted Living, Ltd., a Texas limited partnership, (2) Senior Lifestyle Heritage, L.L.C, a Delaware limited liability company, (3) Integrated Management
- Carrington Pointe, L.L.C., a Delaware limited liability company, (4) Integrated Living Communities of West Palm Beach, L.L.C. , a Delaware limited liability company, (5) Senior Lifestyle Newport Limited Partnership, a Delaware limited partnership, (6) Senior Lifestyle Pinecrest Limited Partnership, a Delaware limited partnership, (7) Senior Lifestyle Prosperity Limited Partnership, a Delaware limited partnership, (8) Integrated Living Communities of Sarasota, L.L.C., a Delaware limited liability company, (9) Olympia Fields Senior Housing, L.L.C., a Delaware limited liability company, (10) Senior Lifestyle East Bay Limited Partnership, a Delaware limited partnership, (11) Senior Lifestyle Emerald Bay Limited Partnership, a Delaware limited partnership, (12) Greenwich Bay, L.L.C., a Delaware limited liability company,
(13) Senior Lifestyle North Bay Limited Partnership, a Delaware limited partnership, (14) Senior Lifestyle Sakonnet Bay Limited Partnership, a Delaware limited partnership, (15) South Bay Manor, L.L.C., a Delaware limited liability company, (16) West Bay Manor, L.L.C., and (17) Integrated Living Communities of Dallas, L.P., a Delaware limited partnership (each a "Seller" and collectively, "Sellers"), and (ii) CNL Retirement Corp., a Florida corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Sellers (this and other capitalized terms used and not otherwise defined in the Preamble having the meanings ascribed to such terms in
Section 1) are the respective owners of the nineteen (19) senior living facilities more particularly described on SCHEDULE A attached hereto and by this reference made a part hereof (all defined as "Property" herein); and

         WHEREAS, Purchaser is a Florida corporation that serves as advisor to CNL Retirement Properties, Inc., a Maryland corporation (the "REIT"), and enters into this Agreement with the interest of assigning its rights hereunder to Affiliates of the REIT (each a "Property Transferee") that will each purchase one or more of the Properties and thereby acquire all of Sellers' right, title and interest in and to the Properties, with each Property Transferee entering into a lease back to its respective Seller, as tenant, in its capacity as tenant under such lease (in such capacity as a tenant, each a "Tenant" and collectively, "Tenants"), with respect to each of the nineteen (19) Properties pursuant to which each Tenant will be ultimately responsible for services associated with the independent living, special care and/or skilled nursing, as applicable, units on the leased Property and with each Tenant, entering into one of nineteen (19) separate Management Agreements with Manager as to such Tenant's leased Property pursuant to which Manager will provide property management and ancillary services to each of the Properties, all pursuant to the terms and conditions hereinafter set forth; and

         WHEREAS, Sellers desire to sell to the Property Transferees the Properties and thereby convey all of their respective right, title and interest in the Properties, upon the terms and conditions hereinafter set forth; and

         WHEREAS, each Seller desires to lease the Properties back from the Applicable Property Transferees and to contract with Manager for property management and ancillary services to each of the Properties.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Sellers and Purchaser hereby agree as follows:

SECTION 1. DEFINITIONS.

         Capitalized terms used in this Agreement and not defined elsewhere herein shall have the meanings set forth below, in the Section of this Agreement referred to below, or in such other document or agreement referred to below:

         "Act of Bankruptcy" shall mean: (i) if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all of or a substantial part of its property; (b) admit in writing its inability to pay its debts as they become due; (c) make a general assignment for the benefit of its creditors; (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect); (e) be adjudicated a bankrupt or insolvent; (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts;
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect); or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or (ii) if the proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner; (2) the appointment of a receiver, custodian, trustee or liquidator for such party or general partner or all or any substantial part of its assets; or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or (iii) an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereinafter in effect), judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) consecutive days.

         "Access Agreement" shall mean that certain Access Agreement dated as of December 1, 2003 by and between WHSLH Realty, L.L.C., on behalf of Sellers, and Purchaser.

         "Additional Deposit" shall mean an additional deposit consisting of a cash payment in the amount of Thirteen Million Dollars ($13,000,000).

         "Additional Exception" shall have the meaning given such term in
Section 2.3(b).

         "Affiliate" shall mean any Person owned by, under common control with or controlled, directly or indirectly, by another Person. For the purposes of this Agreement, an "Affiliate" shall also mean and include a parent Entity, or the Person which controls (directly or indirectly) another Person.

         "Aggregate Shortfall Reserve Fund" shall mean the sum of Fifteen Million Dollars ($15,000,000), which represents the aggregate shortfall reserve balance under the lease contemplated by the Niles Sale Agreement and the Leases (defined as the Aggregate Shortfall Reserve Fund Amount under the Pooling Agreement). Each Seller and the seller under the Niles Sale Agreement shall fund upon Closing on its respective Property its allocated portion of the Aggregate Shortfall Reserve Fund as such amount is allocated in SCHEDULE F. No Seller nor the seller under the Niles Sale Agreement shall be obligated to fund another Seller's or the seller's under the Niles Sale Agreement allocated portion of the Aggregate Shortfall Reserve Fund if the Closing on such other Seller's Property or the property to be sold under the Niles Sale Agreement does not occur.

         "Agreement" shall mean this Purchase and Sale Agreement, together with all Schedules attached hereto, as it and they may be amended from time to time as herein provided.

         "Alabama Property" shall mean the Property known as The Park at Riverchase located at 1851 Data Drive, Hoover, AL 35244.

         "Allocated Purchase Price" shall mean the purchase price allocated to each Property as set forth in SCHEDULE B attached hereto. The Allocated Purchase Price for each Property shall be allocated between Real Property, Improvements, and Assets, and the parties hereto agree to negotiate in good faith and agree to such allocation at least seven (7) Business Days prior to the scheduled Closing Date.

         "Applicable Laws" shall mean any and all presently existing and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, requirements or ordinances of any Governmental Authority applicable to each Property.

         "Applicable Property Transferee" shall mean, with respect to each Property, the Property Transferee that acquires title to such Property at the Closing. The Applicable Property Transferee for each Property shall be determined by Purchaser within the time period described in Section 9.1.

         "Assignment and Assumption of Contracts" shall have the meaning given such term in Section 3.4(b).

         "Arizona Property" shall mean the Property known as The Heritage Palmeras located at 10101 W. Palmeras Drive, Sun City, AZ 85373.

         "As-Built Drawings" shall mean, with respect to each Property, the final "as-built" plans and specifications for the Improvements located on such Property, which are to be furnished by Sellers (if available) to the Applicable Property Transferees pursuant to Section 3.4 of this Agreement.

         "Assets" shall mean, with respect to each Property, all of the FF&E, the Contracts and the Intangible Property, collectively, owned as of the Closing Date by Seller in connection with or relating to such Property, other than any Excluded Assets.

         "Assumption Documents" shall have the meaning given such term in
Section 9.2(c).

         "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are authorized by law or executive action to close.

         "California Properties" shall mean collectively, the Carrington Pointe Property and the Cherry Hills Club Property.

         "Cap Amount" shall have the meaning given such term in Section 11.3.

         "Carrington Pointe Property" shall mean the Property known as Carrington Pointe located at 1715 E. Alluvial, Fresno, CA 93720.

         "Casualty Extended Closing Date" shall mean nine (9) months from the date of the Casualty Notice.

         "Casualty Notice" shall have the meaning given such term in Section 2.7(a).

         "Change Notice" shall have the meaning given such term in Section 6.1.

         "CHCP Seller" shall mean the owner of the Cherry Hills Club Property as of the Closing Date.

         "Cherry Hills Club Property" shall mean the Property known as Cherry Hills Club located at 28333 Valley Blvd., Sun City, CA 92586.

         "Cherry Land Sale Contract" shall mean that certain Agreement of Purchase and Sale and Tenant Escrow Instructions (Sun City) dated May 9, 2003 by and between Integrated Management - Carrington Pointe, L.L.C., as Seller, and Stonegate Development I, LLC, as purchaser, as amended by First Amendment to Agreement of Purchase and Sale and Tenant Escrow Instructions dated June 30, 2003, as such agreement may be amended and/or assigned from time to time after the Effective Date.

         "Cherry Land Sale Contract Assignment and Assumption Agreement" shall have the meaning given such term in Section 3.4(s).

         "Claims" shall have the meaning given such term in Section 11.3.

         "Claim Notice" shall have the meaning given such term in Section 11.3.

         "Closing" shall have the meaning given such term in Section 3.1.

         "Closing Date" shall have the meaning given such term in Section 3.1.

         "Closing Documents" shall have the meaning given such term in Section 11.3.

         "CNL RHB" shall mean, CNL Retirement HB2, LP, a to-be-formed Delaware limited partnership, which will be the direct or indirect parent entity of all the Property Transferees.

         "COBRA" shall have the meaning given such term in Section 6.1(l).

         "Condemnation Notice" shall have the meaning given such term in Section 2.6.

         "Confidentiality Agreement " shall mean that certain Confidentiality Agreement dated as of October 22, 2003 by and between WHSLH Realty, L.L.C., on behalf of Sellers, and Purchaser.

         "Contracts" shall mean, (a) equipment leases relating to any Property and to which a Seller or its Affiliate is a party, (b) Motor Vehicle Leases, (c) Renovation Contracts, ), (d) Third-Party Leases, and (e) any service or other contracts relating to any Property and to which a Seller or its Affiliate is a party which are disclosed in writing to Purchaser on or before the Closing, are acceptable to Purchaser in Purchaser's reasonable discretion, and are to survive the Closing; provided that Purchaser shall not require any Seller to terminate any Motor Vehicle Lease, Renovation Contract or Third-Party Lease, and Purchaser shall be responsible for any termination fees incurred by Sellers relating to any Contract which Purchaser requires a Seller to terminate at Closing. The Contracts shall be assigned to the Applicable Property Transferees, but such assignment shall be effective only upon the Applicable Property Transferee's election following the occurrence of an Event of Default as defined in the Leases, all as described in and subject to the terms of the Assignment and Assumption of Contracts. Each Contract payment incurred in respect of Contract performance after Closing shall be paid by Manager as a pass-through expense under the applicable Management Agreement but all payments under the Renovation Contracts due on or after Closing shall be funded from the RC Escrow Account and shall be the sole liability of the applicable Tenant, subject to the terms of
Section 8.4.

         "Controlling Interest" shall mean: (a) as to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the Entity (through ownership of such shares or by contract), and (b) as to an Entity not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Entity.

         "Damaged Property" shall have the meaning given such term in Section 2.7(a).

         "Deposit" shall mean collectively, the Initial Deposit and the Additional Deposit.

         "Due Diligence Commencement Date" shall mean November 26, 2003.

         "Due Diligence Materials" shall mean all of the documents and other materials delivered, or otherwise made available for inspection, including at Sellers' offices, to Purchaser and its Representatives and on-site materials and financial statements delivered to Purchaser and its Representatives for inspection, under the Confidentiality Agreement, including the materials described or listed in SCHEDULE C hereto which may be supplemented on or before the Closing Date to reflect any additional materials delivered to Purchaser and its Representatives.

         "Due Diligence Payment" shall mean One Million Dollars ($1,000,000.00).

         "Due Diligence Period" shall mean the period commencing on the Due Diligence Commencement Date and ending at 5 p.m. EST on December 30, 2003.

         "East Bay Manor Property" shall mean the Property known as East Bay Manor located at 1440 Wampanoag Trail, East Providence, RI 02915.

         "Effective Date" shall have the meaning set forth in the preamble to this Agreement.

         "Emerald Bay Manor Property" shall mean the Property known as Emerald Bay Manor located at 10 Old Diamond Hill Road, Cumberland, RI 02864.

         "Entity" shall mean any corporation, general or limited partnership, limited liability company, partnership, stock company or association, joint venture, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity.

         "Environmental Reports" shall have the meaning given such term in
Section 2.5.

         "Excluded Assets" shall mean, with respect to each Property: (i) any right, title or interest in the names "Horizon Bay" or "Horizon Bay Senior Communities" or any combination or variation thereof or any other trademark or trade name filed by Manager (and Manager and its Affiliates shall have the right to remove any such name or mark appearing on any signage or other property pursuant and subject to the terms of the Management Agreement); (ii) all property owned by Seller or any of its Affiliates, not normally located at the Property and used, but not exclusively, in connection with the operation of the Properties; (iii) all items, tangible or intangible, consisting of Proprietary Information; (iv) computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), which are used by Seller or any Affiliate thereof in connection with the property management system and all future electronic systems developed by Seller or any of its Affiliates for use with respect to the Property; (v) all books, ledger sheets, files and records, but not any information therein relating to the Properties except as otherwise excluded hereunder; (vi) all contracts pertaining to the operation of the Property other than the Contracts; and (vii) any software, manuals, brochures or directives used by Seller or any of its Affiliates, in the operation of the Property (not including data regarding the Properties as opposed to Property operations), and (viii) any Motor Vehicles owned, rather than leased, by Sellers or its Affiliates provided that such Motor Vehicles shall be delivered to the Applicable Property Transferee or its designee upon the election of the Applicable Property Transferee following an Event of Default (as defined in the Lease) under the terms and conditions specified in the Lease.

         "Extended Casualty Security Amount" shall have the meaning given such term in Section 2.7(a).

         "FAS" means supply items included within "Property and Equipment" under GAAP, including, but not limited to, linen, china, glassware, silver, uniforms, and similar items, whether used in connection with public space or in resident rooms.

         "FF&E" shall mean, with respect to each Property, all appliances, machinery, devices, fixtures, appurtenances, equipment, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever owned by each applicable Seller or any of their Affiliates, and located in or at, or used in connection with the ownership, operation or maintenance of, such Property, other than Motor Vehicles, but in any event excluding any

Excluded Assets. FF&E shall include, but not limited to: (a) all equipment, machinery, fixtures, and other items of property, now or hereafter permanently affixed to or incorporated into each Property, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto; (b) all furniture, furnishings, movable walls or partitions, moveable machinery, moveable equipment, computers or trade fixtures or other personal property of any kind or description used or useful in the business on or in each Property, and located on or in each Property, and all modifications, replacements, alterations and additions to such personal property; (c) the FAS; and (d) and all other tangible personal property used in connection with the operation, ownership, or maintenance of each Property (as such terms are customarily used and defined in the most broad and inclusive sense).

         "FF&E Schedule" shall mean the schedule of all FF&E (excluding fixtures and the FAS) at each Property owned by each Seller and which FF&E is intended to be part of the Assets to be transferred to and owned by the Applicable Property Transferees upon and following the Closing as further described in SCHEDULE D attached hereto, which schedule shall be prepared by Sellers based on an internal inventory to be performed by the Property-based employees and delivered by Sellers not less than five (5) Business Days prior to Closing.

         "Florida Properties" shall mean collectively: (i) the Heron's Run Property, (ii) the Newport Place Property, (iii) the Pinecrest Place Property,
(iv) the Prosperity Oaks Property, (v) The Pointe at Newport Place Property, and
(vi) the Waterside Retirement Estates Property.

         "Final Extended Closing Date" shall mean June 30, 2004.

         "GAAP" means Generally Accepted Accounting Principles as adopted by the American Institute of Certified Public Accountants, consistently applied.

         "Governmental Authority" shall mean any federal, state, county or municipal government, or political subdivision thereof, any governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court or administrative tribunal.

         "Greenwich Bay Manor Property" shall mean the Property known as Greenwich Bay Manor located at 945 Main Street, Greenwich, RI 02818.

         "Hazardous Materials" shall mean materials, wastes or substances that are (i) included within the definition of any one or more of the terms "hazardous substances," "hazardous materials," "toxic substances," "toxic pollutants" and "hazardous waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.) and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.) and the regulations promulgated pursuant to such laws, (ii) regulated, or classified as hazardous or toxic, under federal, state or local environmental laws or regulations, (iii) petroleum or petroleum by-products, including gasoline and diesel, (iv) asbestos or asbestos-containing materials, (v) polychlorinated biphenyls, (vi) flammable explosives (vii) radioactive materials.

         "Heron's Run Property" shall mean the Property known as Heron's Run located at 2939 S. Haverhill Road, West Palm Beach, FL 33415.

         "Illinois Property" shall mean Park at Olympia Fields Property.

         "Immaterial Taking" shall mean a taking of any portion of the land or Improvements constituting a portion of the Real Property that would cost more than the greater of One Million Dollars ($1,000,000) or seven and one-half percent (7.5%) of the Allocated Purchase Price to rebuild the Improvements as nearly as possible to the same (but not less than) economic unit as it represented prior to the taking, and does not materially adversely affect access to the Improvements (any taking which results in the loss of the primary access route to the Improvements, whether such access is vehicular or pedestrian, is materially adverse), or compliance with applicable zoning or building requirements, including parking (any taking which results in the Improvements not being able to be rebuilt upon the occurrence of a casualty is materially adverse).

         "Improvements" shall mean, with respect to each Property, all buildings, fixtures, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Real Property, including, but not limited to, all pavement, access ways, curb cuts, parking, kitchen and support facilities, meeting and conference rooms, swimming pool facilities, recreational amenities, office facilities, drainage system and facilities, air ventilation and filtering systems and facilities and utility facilities and connections for sanitary sewer, potable water, irrigation, electricity, telephone, cable television and natural gas, if applicable, to the extent the same form a part of such Property and all appurtenances thereto acquired by the Applicable Property Transferee in connection with Applicable Property Transferee's acquisition of such Property pursuant to the terms of this Agreement.

         "Initial Deposit" shall mean a cash payment in escrow to the Title Company in the amount of Four Million Dollars ($4,000,000).

         "Intangible Property" shall mean, with respect to each Property, all transferable or assignable (a) Permits, and (b) certificates, licenses, warranties, guarantees and Contracts held by each Seller, as owner, and/or its Affiliates, other than (x) the Excluded Assets and (y) such Permits which are to be held by, or transferred to, each Seller, a tenant, and/or Manager in order to permit each Tenant, and/or Manager, respectively, to operate or manage, as the case may be, such Property in accordance with the terms of the Lease and the Management Agreement.

         "Inventories" shall mean "Inventories" as defined by GAAP such as, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens; medical supplies; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

         "Lease" shall mean, with respect to each Property, the "triple net" lease agreement to be entered into at the Closing by the Applicable Property Transferee and the applicable Tenant, substantially in the form attached hereto as Schedule E-1.

         "Lender" shall mean, with respect to each Property, the lender identified on SCHEDULE G attached hereto.

         "Lender Consent" shall have the meaning given such term in Section 4.6.

         "Licensing Condition" shall have the meaning given such term in Section 4.4.

         "Loan" means the loan evidenced by the Loan Documents relating to each Property.

         "Loan Assumption Costs" shall mean any and all costs, expenses or other fees, including, without limitation, any review fees, transfer fees, assumption fees, attorneys' fees and other costs, expenses and fees provided for in the Loan Documents or charged by any Lender and/or any Rating Agency in connection with such Lender's or Rating Agency's consent to the sale of the applicable Property and the assignment and assumption of each Loan to Purchaser and/or the Applicable Property Transferees.

         "Loan Documents" shall mean the loan documents described in SCHEDULE G attached hereto with respect for each Property.

         "Manager" shall mean Horizon Bay Management, L.L.C., a Delaware limited liability company.

         "Manager Subordination" shall mean a form of Subordination Agreement of Management Agreement and Management Fees to be executed by Manager in favor of the landlord under each Lease, subordinating the Management Agreement and Manager's right to receive management fees thereunder, but only if the Properties' and the property to be sold under the Niles Sale Agreement cash flow and the Aggregate Shortfall Reserve Fund are insufficient to pay the Leases' due and accrued rent and any other amounts due landlord and only to the extent of sixty percent (60%) of the total dollar value of the due and accrued management fees, substantially in the form attached hereto as SCHEDULE H-2.

         "Management Agreement" shall mean the applicable Management Agreement to be entered into as of the Closing Date with respect to each Property, between each Tenant, and Manager, pursuant to which Manager shall provide property management and ancillary services to the applicable Property and shall receive a management fee of five percent (5%) of the gross revenues of such Property, substantially in the form attached hereto as SCHEDULE H-1. The Management Agreement shall not be terminated or materially amended without the prior written approval of the Applicable Property Transferee subject to and in accordance with the terms of the Lease and the Manager Subordination.

         "Memorandum of Lease" shall mean the applicable Memorandum of Lease to be entered into as of the Closing Date with respect to each Property, between the Applicable Property Transferee and the applicable Tenant, substantially in the form attached hereto at SCHEDULE E-2 and if consented to by the Applicable Property Transferee and the applicable Tenant, recorded among the applicable public records.

         "Motor Vehicles" shall mean those motor vehicles, regardless of whether leased or owned and described in SCHEDULE I attached hereto.

         "Motor Vehicle Leases" shall mean the leases described on SCHEDULE I pursuant to which certain Sellers and/or their respective Affiliates lease motor vehicles in connection with the operation of their respective Properties.

         "Natural Hazard Expert" shall have the meaning given such term in
Section 8.6.

         "Newport Campus" shall mean, collectively, the Newport Place Property and the Pointe at Newport Place Property.

         "Newport Place Property" shall mean the Property known as Newport Place located at 4735 N.W. Seventh Court, Boynton Beach, FL 33426.

         "Niles Sale Agreement" shall mean that certain Purchase and Sale Agreement dated as of the Effective Date by and between Niles Lifestyle Limited Partnership and Purchaser.

         "Non-Performing Party" shall have the meaning given such term in
Section 11.7(a).

         "Non-Terminable Contracts" shall have the meaning given such term in
Section 6.1(c).

         "North Bay Manor" shall mean the Property known as North Bay Manor located at 171 Pleasant View Avenue, Smithfield, RI 02917.

         "North Bay View Parcel" shall mean that certain parcel of vacant land which is approximately three/fourths (3/4) of an acre (.74 acres) acquired by Senior Lifestyle North Bay Limited Partnership on December 23, 2002 for Thirty Two Thousand Five Hundred Dollars ($32,500) for the purpose of controlling North Bay Manor's water view and which constitutes part of the North Bay Manor Real Property.

         "Occupancy Agreements" shall mean those leases, rental agreements, license agreements and occupancy agreements pursuant to which an Occupant has a possessory right or license with respect to any portion of the Real Property. Occupancy Agreements shall not include Third-Party Leases.

         "Occupant(s)" shall mean the non-commercial tenant(s), licensee(s) or occupant(s) under any lease (other than the Lease relating to each Property), license agreement or occupancy agreement in effect at any Real Property.

         "Operating Statements" shall mean for each Property, the Property statements of income and expenses of the Property for calendar year 2002, and year-to-date quarterly statements of income and expenses for 2003 (including any such subsequent statements issued prior to closing hereunder, including the Property statements of income and expense for calendar year 2003, as soon as they are available according to normal business practices).

         "Park at Olympia Fields Property" shall mean the Property known as The Park at Olympia Fields located at 3633 Breakers Drive, Olympia Fields, IL 60461.

         "Permits" shall mean, with respect to each Property, all governmental permits and approvals, including licenses and authorizations, required for the ownership and operation of the senior living facilities within and on the Improvements, including without limitation healthcare regulatory licenses, skilled nursing facility licenses, residential care for the elderly licenses, assisted living licenses, occupational licenses and/or qualifications to do business, certificates of need, certificates of authority, certificates of occupancy, building permits, signage permits, site use approvals, zoning certificates, environmental and land use permits, and any and all necessary approvals from state or local authorities and other approvals granted by any public body.

         "Permitted Encumbrances" shall mean, with respect to each Property: (a) any exceptions, exclusions and other matters set forth in or disclosed by the Title Commitments in their form on the last day of the Due Diligence Period and any other exceptions to title that would be disclosed by a survey of such Real Property, including those disclosed on the Surveys in their form on the last day of the Due Diligence Period; (b) liens for taxes, assessments and governmental charges with respect to the Property not yet due and payable or due and payable but not yet delinquent (provided the same are paid at Closing); (c) applicable zoning regulations and ordinances and other governmental laws, ordinances and regulations provided the same do not prohibit or impair in any material respects the use of the Property either as it is currently being used or otherwise as an senior living facility, as contemplated by this Agreement; (d) the Loan Documents evidencing and securing the Loans; (e) any utility, drainage or other easements which are customary in connection with (or which reasonably serve) the Improvements (provided that the same do not lie under any building unless the easements are not in use and not necessary for the Property or any adjacent or other benefited property and can be vacated) and with respect to which there are no material violations as of the Closing Date; (f) the Lease, Memorandum of Lease, Management Agreement and Memorandum of Management Agreement for each Property; and (g) with respect to the North Bay View Parcel, the unavailability of title insurance only in the event Title Company declines to issue an owner's title insurance policy in favor of Purchaser with respect to the North Bay View Parcel (the applicable Seller covenants to join Purchaser's request for the issuance of such title insurance), and (h) the Occupancy Agreements and Third-Party Leases.

         "Person" shall mean any natural person or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         "Pinecrest Place Property" shall mean the Property known as Pinecrest Place located at 1150 8th Avenue, S.W. Largo, FL 33770.

         "Pointe at Newport Place Property" shall mean the Property known as The Pointe at Newport Place located at 4733 N.W. Seventh Court, Boynton Beach, FL 33426.

         "Pooling Agreement" shall mean the Pooling Agreement to be entered into as of the Closing Date between Purchaser, and each Tenant and the seller under the Niles Sale Agreement, as tenant, with the written joinder and consent of Manager, solely as paying agent, pursuant to which (i) the revenues of all Properties and the property to be sold under the Niles Sale Agreement and the Aggregate Shortfall Reserve Fund will be available to pay all Properties' operating expenses, including rent and any other amounts due landlord under the Leases and management fees (subject to the Manager Subordination), (ii) the Aggregate Lease Coverage Ratio (as defined in the Lease) will be calculated on an aggregate basis across all Properties and the property to be sold under the Niles Sale Agreement, (iii) each Tenant's net cash flow from the Properties, after payment of all bona fide operating expenses (including required reserves and management fees subject to the Manager Subordination) and rent and other payments under the Leases shall, under certain circumstances be deposited to replenish the Aggregate Shortfall Reserve Fund, (iv) the Aggregate Shortfall Reserve Fund shall be held by Purchaser and disbursed for the benefit of Purchaser and Manager, and (v) sixty percent (60%) of the management fees due to Manager under the Management Agreements shall under the terms and conditions specified in the Manager Subordination be subordinated to payment of other bona fide operating expenses or rent due for the applicable Property and the property to be sold under the Niles Sale Agreement, substantially in the form attached hereto as SCHEDULE H-3.

         "Property" shall mean any of the Real Property, Improvements and Assets, inclusive, with respect to each of the Alabama Property, the Arizona Property, the California Properties, the Florida Properties, the Illinois Property, the Rhode Island Properties and the Treemont Property, as the case may be and/or the context shall require. For the purposes of this Agreement, the term "Properties" shall mean and refer to all of the foregoing collectively.

         "Property Transferee" shall have the meaning given such term in the Recitals.

         "Proprietary Information" shall mean (a) all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than that which is commercially available, which are used by any Seller or the Manager or any Affiliate thereof in connection with the property management system and all future electronic systems developed by any Seller or the Manager or any Affiliate thereof for use with respect to any Property, (b) all manuals, brochures and directives used by any Seller or the Manager or any Affiliate thereof with respect to the procedures and techniques to be used in operating any Property, and (c) employee records which must remain confidential either under applicable legal requirements or under reasonable corporate policies of any Seller or the Manager or any Affiliate thereof.

         "Prosperity Oaks Property" shall mean the Property known as Prosperity Oaks located at 11381 Prosperity Farms Road, Palm Beach Gardens, FL 33410.

         "Purchase Price" shall mean Five Hundred Thirteen Million Eight Hundred Thousand Dollars ($513,800,000) which is the amount to be paid by Purchaser to Sellers for the Properties, which shall be allocated amongst the Properties by their Allocated Purchase Prices and between Real Property, Improvements and Assets for each Property, all as set forth on SCHEDULE B hereto. The Purchase Price also shall be subject to adjustments, credits and prorations as provided herein.

         "Purchaser" shall mean CNL Retirement Corp., a Florida corporation, and its permitted successors and assigns.

         "Purchaser Closing Documents" shall have the meaning given such term in
Section 11.5.

         "Rating Agency" shall mean Fitch, Inc., Moody's Investors Service, Inc. and S&P, or any successor entity of the foregoing, or any other nationally recognized statistical rating organization to the extent that any of the foregoing have been or will be engaged by Lender or its designees in connection with the assumption of a Loan.

         "RC Escrow Account" shall have the meaning given such term in Section 8.4.

         "Real Property" shall mean, with respect to each Property, the real property described in the applicable SCHEDULES J-1 THROUGH J-19 hereto, together with all easements, rights of way, privileges, licenses and appurtenances which Seller may now own or hereafter acquire with respect thereto, less any portion or portions thereof taken by way of an Immaterial Taking.

         "REIT" shall have the meaning given such term in the Recitals.

         "Renovation Contract" shall mean those contracts identified on SCHEDULE K hereto between a Seller or an Affiliate thereof and a contractor pursuant to which the contractor is performing renovations under the Horizon Bay Senior Communities renovation program which is contemplated to be completed or paid after the Closing.

         "Rent Rolls" shall mean those certain rent rolls delivered or made available to Purchaser or its Representatives as part of the Due Diligence Materials, and as updated by Sellers as of the Closing Date.

         "Representatives" shall mean an Entity's respective officers, directors, partners, members, trustees, shareholders, controlling persons, employees, agents, advisors, attorneys, potential lenders, Affiliates or representatives.

         "Rhode Island Properties" shall mean collectively: (i) East Bay Manor Property, (ii) Emerald Bay Manor Property, (iii) Greenwich Bay Manor Property,
(iv) North Bay Manor Property, (v) Sakonnet Bay Manor Property, (vi) South Bay Manor Property, and (vii) West Bay Manor Property.

         "Sakonnet Bay Manor" shall mean the Property known as Sakonnet Bay Manor located at 1215 Main Road, Tiverton, RI 02878.

         "Second Security Amount" shall mean the lesser of (i) twenty percent (20%) of the Allocated Purchase Price of any applicable Property, the sale of which occurs after the initial Closing, (ii) Twenty Million Dollars ($20,000,000), or (iii) Seventeen Million Dollars ($17,000,000), provided that this clause (iii) shall be operative only if Closing has not occurred under the Niles Sale Agreement and the Title Company is holding a deposit of not less than Three Million Dollars ($3,000,000) under the Niles Sale Agreement.

         "Seller" shall mean, with respect to each Property, the Seller identified on SCHEDULE A attached hereto. "Sellers" shall mean and refer to all of Sellers identified on SCHEDULE A attached hereto.

         "Sellers' Broker" shall have the meaning given such term in Section
12.2.

         "Schedule of Non-Terminable Contracts" shall have the meaning given such term in Section 6.1(c).

         "South Bay Manor Property" shall mean the Property known as South Bay Manor located at 1959 Kingstown Road, South Kingstown, RI 02879.

         "Survey(s)" shall have the meaning given such term in Section 2.4.

         "Survival Date" shall have the meaning given such term in Section 11.4.

         "Tenant" shall have the meaning given such term in the Recitals.

         "Termination Notice" shall have the meaning given such term in Section 2.2.

         "Threshold Amount" shall have the meaning given such term in Section 11.3.

         "Third-Party Costs" shall have the meaning given such term in Section 10.2(c).

         "Third-Party Leases" shall mean leases, rental agreements, license or other agreements between a Seller and third-party non-residential tenants or licensees related to occupancy and use of a portion of the Properties, but shall not include Occupancy Agreements.

         "Title Commitments" shall have the meaning given such term in Section 2.3(a).

         "Title Company" shall mean Fidelity National Title Insurance Company or such other title insurance company as shall have been approved by Purchaser and Sellers.

         "Transaction Documents" have the meaning given such term in Section 12.15.

         "Transfer Taxes " have the meaning given such term in Section 10.2(c).

         "Treemont Property" shall mean the Property known as Treemont Retirement Community located at 5550 Harvest Road, Dallas, TX 75230.

         "Two Closing Extension Conditions " shall have the meaning given such term at the end of Section 4.

         "Two Closing Extension Right " shall have the meaning given such term in Section 4.

         "Unit Holder Consent" shall have the meaning given such term in Section 4.7.

         "WARN Act " shall have the meaning given such term in Section 6.1(l).

         "Waterside Retirement Estates Property" shall mean the Property known as Waterside Retirement Estates located at 4540 Bee Ridge Road, Sarasota, FL 34233.

         "West Bay Manor Property" shall mean the Property known as West Bay Manor located at 2783 West Shore Road, Warwick, RI 02886.

SECTION 2. PURCHASE-SALE AND LEASE; DUE DILIGENCE; CONDEMNATION AND CASUALTY.

         2.1 Purchase-Sale and Lease. Purchaser hereby agrees to purchase from Sellers and Sellers hereby agree to sell to Purchaser, the Properties for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement. Further, in consideration of the mutual covenants herein contained, upon, and subject to, acquisition by Purchaser of the Properties, Purchaser hereby agrees to simultaneously lease to Tenant, and Tenant, hereby agrees to simultaneously lease back from Purchaser, each of such Properties purchased by Purchaser, on the terms and conditions of the Lease applicable thereto, and in accordance with the terms of this Agreement. Finally, in consideration of the mutual covenants herein contained, Sellers hereby agree to convey at the Closing to Purchaser the existing FAS associated with the Properties and the existing Inventories located at the Properties, on the terms and conditions set forth herein, provided that Sellers shall retain and the Applicable Property Transferee shall have no obligation to fund or replace the working capital associated with or set aside associated with the Properties at the Closing, subject to the rights of the Tenants under the Leases to use the Aggregate Shortfall Reserve Fund to fund Property post-Closing operating expenses and utility and other deposits required at Closing (other than security amounts described in the Assumption Documents or otherwise contemplated by the Loan Documents) and provided that the Tenants shall have the benefit of the prorations applicable to the period from and after the Closing Date.

         2.2 Diligence Inspections. During the Due Diligence Period, Purchaser shall conduct its due diligence investigations regarding the purchase of the Properties. At any time prior to the expiration of the Due Diligence Period, Purchaser shall have the right, in its sole and absolute discretion, and for any or no reason whatsoever, to terminate this Agreement by written notice to Sellers (the "Termination Notice") delivered on or prior to the expiration of the Due Diligence Period and Purchaser shall receive a return of the Deposit. If the Termination Notice is not delivered on or prior to the expiration of the Due Diligence Period, Purchaser shall be deemed to have reviewed, accepted and approved all of the Due Diligence Materials.

         2.3 Title Matters.

                  (a) During the Due Diligence Period, Purchaser shall obtain from the Title Company, at its sole cost and expense, a current title commitment for an ALTA extended owner's policy with respect to each Property including the North Bay View Parcel, together with complete and legible copies of all instruments and documents referred to as exceptions to title (collectively, the "Title Commitments"). Purchaser shall provide (or shall cause the Title Company to provide) Sellers with a copy of the initial Title Commitments and all updates thereto, including, within three (3) Business Days after the expiration of the Due Diligence Period, the Title Commitments dated most recently prior to the expiration of the Due Diligence Period. If Purchaser does not deliver the Termination Notice during the Due Diligence Period, Purchaser will be deemed to have approved all Permitted Encumbrances. Notwithstanding the foregoing, each Seller shall cause all monetary liens not relating to the Loans or the Loan Documents encumbering its Property (e.g., mechanics' liens) to be released at or prior to the Closing; provided, however, such liens may continue to encumber the Property at Closing if the Title Company is willing to insure over such liens in a manner reasonably acceptable to Purchaser and such liens are released promptly following the Closing. Each Seller's obligation to cause the release of any such liens pursuant to the immediately preceding sentence shall survive the Closing.

                  (b) In the event that any Seller decides to encumber its Property with an additional title matter, such Seller shall give Purchaser written notice thereof together with a copy of the document, instrument or other matter to be imposed against or on the Property ("Additional Exception"). Within five (5) Business Days after receipt of a notice (and a copy) of any Additional Exception with respect to any Property, Purchaser shall give Seller notice of its approval or disapproval thereof. Purchaser shall not withhold its approval of any such Additional Exception which would qualify as a Permitted Encumbrance specified in the definition of Permitted Encumbrance which does not have a material adverse effect on the value or use of the Property by Purchaser, Tenant or Manager. If Purchaser fails to respond within said five (5) Business Day period, Purchaser shall be deemed to have approved such Additional Exception. Notwithstanding any language to the contrary herein, Purchaser hereby consents to the refinancing of Emerald Bay Manor provided (i) such refinancing conforms to the terms set forth in SCHEDULE L and (ii) Purchaser receives notice of such refinancing within three (3) Business Days of consummation and in any event within the Due Diligence Period. Upon consummation of the Emerald Bay Manor Property refinancing as contemplated by the terms of the immediately preceding sentence or as otherwise reasonably approved by Purchaser, all Loan Documents in connection therewith shall be deemed Permitted Exceptions. Notwithstanding anything herein to the contrary, an Additional Exception shall not include any monetary encumbrance not relating to the Loans or the Loan Documents encumbering its Property (e.g., mechanics' liens) and the applicable Seller shall discharge or cause the Title Company to insure over in a manner reasonably acceptable to Purchaser all such monetary encumbrances on or before the Closing Date. No consent or approval to any Additional Exception by Purchaser shall constitute an agreement by Purchaser to pay any special assessment or other tax or levy arising under such Additional Exception that would otherwise be payable by the applicable Seller under this Agreement.

         2.4 Survey. During the Due Diligence Period, Purchaser shall endeavor to obtain, at its sole cost and expense, current as-built ALTA surveys with respect to each Property (individually, a "Survey" and collectively, the "Surveys"), by a licensed surveyor in the jurisdiction in which each such Property is located. Purchaser shall provide (or shall cause the surveyors to provide) Sellers with a copy of the initial Surveys and all updates thereto, including, within five (5) Business Days after the expiration of the Due Diligence Period, the surveys as most recently updated prior to the expiration of the Due Diligence Period. If Purchaser does not deliver the Termination Notice, Purchaser will be deemed to have accepted all matters set forth on the Surveys.

         2.5 Environmental Reports. During the Due Diligence Period, Purchaser shall have the option to obtain, at its sole cost and expense, Phase I environmental reports in respect of the Properties (collectively, "Environmental Reports"). In the event Purchaser terminates this Agreement, Purchaser agrees to provide Sellers with a copy of the initial Environmental Reports and all updates thereto. If Purchaser does not deliver the Termination Notice, Purchaser will be deemed to have accepted all matters set forth in the Environmental Reports.

         2.6 Condemnation. If prior to Closing, any proceedings, judicial, administrative or otherwise, which relate to a taking or proposed taking of any portion of a Real Property by eminent domain, the applicable Seller shall promptly notify Purchaser of the same (the "Condemnation Notice"). If such Real Property is subject to an Immaterial Taking, the applicable Seller shall so notify Purchaser pursuant to the Condemnation Notice and this Agreement will remain in full force and effect, but at Closing the applicable Seller shall assign all condemnation proceeds payable (but not yet paid as of Closing) to Purchaser and to the extent that the applicable Seller has received any condemnation proceeds prior to Closing, Seller shall abate the Purchase Price by an amount equal to the award paid to Seller on account of such taking. If such condemnation is not an Immaterial Taking, Purchaser may elect within ten (10) Business Days of its receipt of the Condemnation Notice, and the Closing Date shall, if necessary, be extended to give Purchaser the benefit of the entire ten
(10) Business Day period, either (i) to terminate this Agreement as to the affected Property only, in which event the Purchase Price shall be reduced by the Allocated Purchase Price of the affected Property and Purchaser shall proceed to Closing on the remaining Properties, subject to the other terms and conditions of this Agreement, or (ii) to consummate the transactions contemplated hereby, notwithstanding such condemnation, without any abatement or reduction in the Purchase Price on account thereof except as herein provided, but at Closing the applicable Seller shall assign all condemnation proceeds payable (but not yet paid as of Closing) to Purchaser and to the extent that the applicable Seller has received any condemnation proceeds prior to Closing, Seller shall abate the Purchase Price by an amount equal to the award paid to Seller on account of such taking, less the amount of Seller's costs and expenses, including reasonable attorneys' fees and expenses, in establishing and collecting such award. In addition, if Purchaser elects to proceed in accordance with clause (ii) above, Purchaser shall have the right to appear and defend at such condemnation proceedings. Purchaser shall make any such election by written notice to Sellers given on or prior to the fifth (5th) day after Purchaser's receipt of the Condemnation Notice. Failure of Purchaser to give such notice within the time prescribed by the preceding sentence shall be deemed an election by Purchaser to proceed in accordance with clause (ii) above. For purposes of this Section 2.6, the Newport Campus shall constitute a single Property.

         2.7 Casualty.

                  (a) If prior to the Closing, any Property is damaged or destroyed by fire or other casualty (the "Damaged Property"), the applicable Seller shall promptly, but in any event within five (5) Business Days, notify Purchaser of the same (the "Casualty Notice"). If the cost of restoring the damage to such Property is greater than seven and one-half percent (7.5%) of the Allocated Purchase Price of the affected Property, but less than Two Million Dollars ($2,000,000), Seller shall state in its Casualty Notice if it elects to postpone Closing on the affected Property only for a reasonable time, but no later than the Casualty Extended Closing Date, in which event Purchaser shall proceed to Closing on the remaining Properties subject to the other terms and conditions of this Agreement and at such initial Closing Purchaser shall post with the Title Company a deposit (separate from the Deposit) in the amount of five percent (5%) of the affected Property's Allocated Purchase Price ("Extended Casualty Security Amount"). In the event that the applicable Seller makes the election under the immediate preceding sentence, the applicable Seller shall restore the affected Property as nearly as possible to the same economic unit as it represented prior to the casualty using the insurance proceeds (but the applicable Seller shall pay any insurance deductible) and Purchaser shall be obligated to proceed to Closing on the affected Property upon its restoration subject to the other terms and conditions of this Agreement only if the affected Property's trailing three (3) months net operating income before the extended Closing Date is at least ninety-five percent (95%) of the Property's trailing three (3) months net operating income before the date on which the casualty occurred. If Closing on the affected Property has not occurred by the Casualty Extended Closing Date, then this Agreement shall terminate and be of no further force and effect, except with respect to provisions hereof which by their express terms survive a termination of this Agreement, Purchaser shall receive a return of the Extended Casualty Security Amount, and each party to this Agreement shall pay for its own out-of-pocket expenses incurred in respect of the transactions contemplated by this Agreement.

                  (b) If the cost of restoring the damage to such Property is the lesser of (i) the greater of (A) One Million Dollars ($1,000,000) or (B) seven and one-half percent (7.5%) of the Allocated Purchase Price or greater, or
(ii) Ten Million Dollars ($10,000,000) with respect to casualties affecting two or more Properties, and such Seller did not exercise its option to postpone Closing specified in Section 2.7(a), Purchaser shall have the right, upon notice to the applicable Seller in writing within ten (10) Business Days of receipt of the Casualty Notice, and the Closing Date shall, if necessary, be extended to give Purchaser the benefit of the entire ten (10) Business Day period, to terminate this Agreement as to the affected Property only, in which event the Purchase Price shall be reduced by the Allocated Purchase Price(s) of the affected Property and Purchaser shall proceed to Closing on the remaining Properties subject to the other terms and conditions of this Agreement .

                  (c) If Purchaser does not elect to terminate this Agreement as to the affected Property pursuant to Section 2.7(b), or if the cost of restoring the damage is less than the greater of (A) One Million Dollars ($1,000,000) or
(B) seven and one-half percent (7.5%) of the Allocated Purchase Price, then (i) Purchaser shall receive at the Closing, to the extent such sums have not been expended on repair work with the reasonable approval of Purchaser (except for emergency repairs for which no approval shall be required), the amount of the deductible plus the amount necessary to repair any uninsured loss plus an assignment of all insurance proceeds payable (but not yet paid) as a result of such loss, plus all insurance proceeds received by Seller as a result of such casualty loss, (ii) this Agreement shall continue in full force and effect with no reduction in the Purchase Price and (iii) the applicable Seller shall have no obligation to repair such damage.

                  (d) The risk of loss to each Property shall remain with the applicable Seller until the Closing.

                  (e) For purposes of this Section 2.7, the Newport Campus shall constitute a single Property.

                  (f) In the event of a disagreement between a Seller and Purchaser as to whether a casualty satisfies a threshold set forth in this
Section 2.7, the determination of the independent insurance adjuster pursuant to the applicable Seller's casualty insurance policy shall be binding.

SECTION 3. PURCHASE AND SALE; DEPOSIT.

         3.1 Closing. The purchase, sale and lease of the Properties and other transactions contemplated hereby shall be consummated on a date (the "Closing Date") that is mutually agreeable to all of the parties but no later than February 3, 2004, as such date may be extended pursuant to the express terms and conditions of this Agreement (the "Closing"). The Closing shall be held in escrow with the Title Company at the offices of Arent Fox Kintner Plotkin & Kahn, PLLC, 1050 Connecticut Avenue, NW, Washington, DC 20036, or at such other location as Sellers and Purchaser may agree.

         3.2 Purchase Price. At Closing, Purchaser shall pay Sellers the Purchase Price provided that the parties acknowledge that a portion of the Purchase Price shall be paid by Purchaser's and/or the Applicable Property Transferee assuming at Closing each of the Loans made by the applicable Lender to the applicable Seller, as borrower, (except for the Loan secured by Sakonnet Bay Manor which shall be paid off at Closing pursuant to the provisions of
Section 9.2(f)), which Loans are evidenced and secured by the applicable Loan Documents. Accordingly, except with respect to the Loan secured by Sakonnet Bay Manor, Purchaser shall receive a credit against the Purchase Price at Closing in the amount of (i) the outstanding principal balance and (ii), to the extent unpaid by the applicable Seller, as borrower, interest for the month of Closing from the most recent payment date through the Closing Date (an estimate of the outstanding principal balance under each Loan as of December 31, 2003 is included in SCHEDULE G) due under each of the Loans on the Closing Date, together with any past due interest or other sums then due and payable by the applicable Seller to the applicable Lender other than the Loan Assumption Costs payable by Purchaser pursuant to Section 10. The balance of the Purchase Price shall be payable by Purchaser by wire transfer of immediately available funds on the Closing Date to an account or accounts to be designated by Sellers prior to the Closing, subject to any adjustments and apportionments of the Purchase Price set forth in Section 10.

         3.3 Deposit. Prior to the Effective Date, Purchaser deposited the Initial Deposit by wire transfer of immediately available funds in escrow with the Title Company. Prior to the end of the Due Diligence Period, Purchaser shall deposit the Additional Deposit by wire transfer of immediately available funds in escrow with the Title Company. The Deposit shall be held in an insured money market account, certificates of deposit, US Treasury Bills or such other instruments reasonably designated by Purchaser and all interest thereon shall be deemed a part of the Deposit. If the purchase and sale of the Properties as contemplated hereunder is consummated, then the Deposit (including the interest accrued on the Deposit) shall be paid to Sellers at the Closing and credited against the Purchase Price.

         3.4 Sellers' Closing Documents. On the Closing Date, Sellers, in their capacity as seller and as tenant, the Manager, or their respective Affiliates, as applicable, shall have delivered (or cause to be delivered) to Purchaser, with respect to each Property, the following:

                  (a) A Special Warranty Deed, in the case of each California Property, a Grant Deed, and in the case of each Rhode Island Property, a Quitclaim Deed, duly executed by the applicable Seller, conveying to the Applicable Property Transferee good and marketable title to such Property, free from all liens, encumbrances, security interests, options and adverse claims of any kind or character, subject to the Permitted Encumbrances, in the forms set forth in SCHEDULE M attached hereto;

                  (b) An Assignment and Assumption of Contracts duly executed by the applicable Seller (or its Affiliate, as applicable), and the Applicable Property Transferee with respect to each Property in the form set forth in SCHEDULE N attached hereto, pursuant to which each applicable Seller (or its Affiliate, as applicable) shall assign its Contracts to the Applicable Property Transferee, but such assignment shall be effective only upon the occurrence of an Event of Default (as defined in the Lease) and delivery of the notice described in SCHEDULE N;

                  (c) An Assignment and Assumption of Intangible Property duly executed by the applicable Seller and the Applicable Property Transferee with respect to each Property in the form set forth in SCHEDULE O attached hereto;

                  (d) Updated Rent Rolls and an Assignment and Assumption of Occupancy Agreements duly executed by the applicable Seller and the Applicable Property Transferee with respect to each Property in the form set forth in SCHEDULE P, attached hereto (provided, however, the Applicable Property Transferee's sole liability relating to Occupancy Agreements shall be to refund Occupants' security deposits (including, in the case of the Waterside Retirement Estates Property, deposits under life care contracts) actually transferred to it pursuant to the applicable Lease), pursuant to which each applicable Seller shall assign its Occupancy Agreements to the Applicable Property Transferee, but such assignment shall be effective only upon the occurrence of an Event of Default (as defined in the Lease) and delivery of the notice described in SCHEDULE P;

                  (e) Copies of letters duly executed by the applicable Seller and approved by Purchaser (which approval shall not be unreasonably withheld, conditioned or delayed), advising each of the residents under the Occupancy Agreements of the change in ownership of each of the Properties and advising of the Seller's change in status from owner to tenant (and that Seller, as tenant, continues to hold any security deposit under an Occupancy Agreement including, in the case of Waterside Retirement Estates Property, deposits under life care contracts);

                  (f) A Bill of Sale duly executed by the applicable Seller and the Applicable Property Transferee with respect to each Property in the form set forth in SCHEDULE Q, attached hereto;

                  (g) A copy of the Management Agreement for such Property duly executed by the Manager and Tenant, and a Manager Subordination for each Property duly executed by the Manager, both of which are in full force and effect as of Closing;

                  (h) The Lease for such Property duly executed by each Tenant, and the Applicable Property Transferee and a Memorandum of Lease for such Property in recordable form, which is in full force and effect as of Closing;

                  (i) To the extent a Lender Consent has been obtained for an applicable Loan, the applicable Assumption Documents with respect to such Loan;

                  (j) Certified copies of all organizational documents, applicable resolutions, certificates of incumbency, and good standing certificates with respect to each Seller, in its capacity as seller and tenant, and such other Persons as Purchaser may reasonably require;

                  (k) A certificate of a duly authorized officer of each of Sellers confirming the continued truth and accuracy of its representations and warranties in this Agreement (subject to such changes as the applicable Seller has given notice of to Purchaser pursuant to Section 6);

                  (l) The "As-Built" Drawings (if available) and an original (or if not available, a copy) of the final certificate of occupancy for such Property;

                  (m) Copies of the Permits;

                  (n) Copies of the Contracts;

                  (o) The original (or if not available, copies) of any and all warranties and guarantees pertaining to the Improvements;

                  (p) The FF&E Schedule;

                  (q) An owner's affidavit executed by each Seller in the form mutually agreeable to each Seller and Title Company for the purpose of satisfying any request for the same in the applicable Title Commitments;

                  (r) A settlement statement;

                  (s) The Cherry Land Sale Contract Assignment and Assumption Agreement;[

                  (t) With respect to each of the California Properties, California Form 597-W as required by California Revenue and Taxation Code
Section 18662;

                  (u) With respect to each of the Rhode Island Properties, a Residency Affidavit (regarding Rhode Island withholding taxes);

                  (v) The Pooling Agreement duly authorized and executed by all the parties thereto; and

                  (w) Such other documents, certificates and other instruments as may be reasonably required to consummate the transaction contemplated hereby.

         3.5 Purchaser Closing Documents. On the Closing Date, Purchaser and the Applicable Property Transferee, as the case may be, shall have delivered to Sellers the following:

                  (a) Duly executed and acknowledged counterparts of the documents described in Subsections 3.4(b), (c), (d), (h), (i), (r), (s), and
(v);

                  (b) A certificate of a duly authorized officer of Purchaser and the Applicable Property Transferees confirming the continued truth and accuracy of the representations and warranties of Purchaser in this Agreement;

                  (c) Certified copies of applicable resolutions, certificates of good standing, and certificates of incumbency with respect to Purchaser, the Applicable Property Transferees, and such other Persons as Sellers may reasonably require;

                  (d) Assignments of Purchase and Sale Agreement by Purchaser to each of the Applicable Property Transferees as it relates to the applicable Property; and

                  (e) Such other documents, certificates and other instruments as may be reasonably required to consummate the transaction contemplated hereby.

SECTION 4. CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.

The obligation of Purchaser to acquire the Properties on the Closing Date shall be subject to the satisfaction or written waiver of the following conditions precedent on and as of the Closing Date:

         4.1 Representations and Warranties of Sellers True. The representations and warranties of Sellers set forth in Section 6.1 (as the same may have been changed by the Change Notice from Sellers as provided therein) shall be true, correct and complete in all material respects (without duplication as to the materiality qualifications contained therein) on and as of the Closing Date (except that any representations or warranties made as of a specified date shall be true and correct in all material respects (without duplication as to the materiality qualifications contained therein) as of such specified date); provided, however, that notwithstanding anything contained herein to the contrary, this condition shall be deemed to have been satisfied even if such representations were not true and correct in all material respects (without duplication as to the materiality qualifications contained therein) on the Effective Date but are so true and correct in all material respects (without duplication as to the materiality qualifications contained therein) on the Closing Date. In the event the representations and warranties are deemed modified by the changes set forth in the Change Notice, and (a) if the applicable Seller agrees to indemnify Purchaser against any loss that may be suffered by Purchaser as a result of such changes and so notifies Purchaser in the Change Notice, then Purchaser will be required to close hereunder without any abatement of Purchase Price or changes in any other condition, and (b) if the applicable Seller elects not to so indemnify Purchaser and the applicable Seller does not extend the Closing Date pursuant to an express right to do so under this Agreement, Purchaser may elect (i) to terminate this Agreement and receive a return of the Deposit, in which event this Agreement shall terminate and be of no further force or effect, except with respect to provisions hereof which by their express terms survive a termination of this Agreement and, only if all Change Notice circumstances relate solely to events or circumstances arising following the Due Diligence Period, the applicable Seller shall pay Purchaser its actual out-of-pocket expenses incurred in respect of the transaction contemplated by this Agreement not to exceed the Due Diligence Payment, and in all other circumstances each party shall bear its own out-of-pocket expenses incurred in respect of the transactions contemplated by this Agreement, or (ii) to consummate the transactions contemplated hereby, notwithstanding such change in the representations and warranties, without any abatement or reduction in the Purchase Price on account thereof. Purchaser shall make any such election by written notice to Sellers given on or prior to the fifth (5th) day after Purchaser's receipt of the Change Notice and time shall be of the essence with respect to the giving of such notice. Failure of Purchaser to give such notice of its election in accordance with clause (i) above shall be deemed an election Purchaser to proceed in accordance with clause (ii) above.

         4.2 Sellers' Performance. Sellers shall have performed all covenants, agreements and delivered all documents required by this Agreement to be performed or delivered by them on or before the Closing Date.

         4.3 Title Policies. The Title Company shall be unconditionally obligated and prepared, subject only to payment of the applicable premium and other related charges and delivery of all conveyance documents, to issue the title policies pursuant to the Title Commitments in their form at the end of the Due Diligence Period; provided that Purchaser shall have ordered and delivered to Purchaser, the Title Commitments and all updates thereto in accordance with the requirements of Section 2.3.

         4.4 Permits. Each Tenant and Manager shall hold all Permits necessary for such Tenant and Manager to perform its obligations to provide the services and operate the Properties as required under its respective Lease, and Management Agreement, as applicable ("Licensing Condition").

         4.5 No Bankruptcy. No Act of Bankruptcy on the part of any Seller or Manager shall have occurred and remain outstanding as of the Closing Date.

         4.6 Approval of Lenders. Each Lender shall have approved in writing the sale of the applicable Property, except the Heron's Run Property (which is not financed) and Sakonnet Bay Manor (the Loan for which will be paid off at Closing) to Purchaser and/or Applicable Property Transferee, the Leases of the Properties back to the Tenants, Management Agreements with Manager and assumption by Purchaser and/or Applicable Property Transferee of the applicable Loan (each, a "Lender Consent") pursuant to applicable Assumption Documents.

         4.7 Approval of Unit Holders. The unit holder of the other condominium unit located adjacent to the Heron's Run Property and the Treemont Property, respectively, shall have granted its consent to the sale of the Heron's Run Property and the Treemont Property, respectively, to Purchaser or its Affiliated designee (each, a "Unit Holder Consent").

         To the extent that (i) (A) Lender Consents have not been obtained with respect to all financed Properties and/or (B) the Licensing Condition is not satisfied with respect to all Properties, (ii) the Allocated Purchase Price with respect to all Properties for which the Lender Consent and/or the Licensing Condition is not satisfied is not in excess of One Hundred Eighty Million Dollars ($180,000,000), (iii) all other conditions precedent with respect to such Properties (for which the Lender Consent and/or the Licensing Condition is not satisfied) are satisfied, and (iv) all conditions precedent with respect to the remaining Properties are satisfied (collectively, the "Two Closing Extension Conditions"), then either Purchaser or Sellers may, by notice to the other party given before the scheduled Closing Date extend the Closing Date with respect only to any such Property until five (5) Business Days after the failed Lender Consent and/or Licensing Condition has been satisfied with respect to all such Property(ies) for which the Closing Date has been delayed from the initial Closing Date, but no later than the Final Extended Closing Date ("Two Closing Extension Right"). In the event either Purchaser or Sellers exercise the Two Closing Extension Right, Purchaser shall provide the Title Company at the initial Closing with a deposit of the Second Security Amount. If the Closing on the Property(ies) for which the Two Closing Extension Right has been exercised has not occurred by the Final Extended Closing Date, then this Agreement shall terminate and be of no further force and effect, except with respect to provisions hereof which by their express terms survive a termination of the Agreement, Purchaser shall (subject to the terms of Section 11.2 to the contrary) receive a return of the Second Security Amount, and each party to this Agreement shall (subject to the terms of Section 11.1 to the contrary) pay for its own out-of-pocket expenses incurred in respect of the transactions contemplated by this Agreement. Notwithstanding the terms of the previous sentence, the applicable Seller shall reimburse Purchaser for its out-of-pocket expenses incurred in respect of the Property(ies) for which the Two Closing Extension Right has been exercised, not to exceed the Due Diligence Payment, if the Closing on the Property(ies) for which the Two Closing Extension Right has been exercised fails to occur due to such Seller's failure to cooperate in satisfying the Licensing Condition or breach of its covenants set forth in
Section 8.2.

If the Two Closing Extension Conditions are not satisfied in their entirety and any of the following conditions to Closing are not satisfied as of the scheduled Closing Date, Section 4.3 (Title Policies), Section 4.4 (Permits) or Section 4.6 (Approval of Lenders), Sellers or Purchaser may, by notice to the other party given before the scheduled Closing Date, extend the Closing Date with respect to all Properties until five (5) Business Days after all conditions precedent with respect to all Properties have been satisfied, but no later than the Final Extended Closing Date. If Closing has not occurred by the Final Extended Closing Date, then this Agreement shall terminate and be of no further force and effect, except with respect to provisions hereof which by their express terms survive a termination of this Agreement, Purchaser shall (subject to the terms of Section
11.2 to the contrary) receive a return of the Deposit, and each party to this Agreement shall (subject to the terms of Section 11.1 to the contrary) pay for its own out-of-pocket expenses incurred in respect of the transactions contemplated by this Agreement.

SECTION 5. CONDITIONS TO SELLERS' OBLIGATION TO CLOSE.

The obligation of Sellers to convey and transfer to Purchaser the Properties on the Closing Date is subject to the satisfaction or written waiver of the following conditions precedent on and as of the Closing Date:

         5.1 Representations and Warranties True. The representations and warranties made by Purchaser pursuant to Section 7 shall be true and correct in all material respects (without duplication as to materiality qualifications contained therein) on the Effective Date and shall be true and correct in all material respects (without duplication as to materiality qualifications contained therein) on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

         5.2 Purchaser's Performance. Purchaser shall have performed all covenants, agreements and delivered all documents required by this Agreement to be performed or delivered by it on or before the Closing Date.

         5.3 Permits. The Licensing Condition shall be satisfied with respect to each of the Properties.

         5.4 Approval of Lenders. Subject to the provisions of the end of
Section 4, each Lender shall have given a Lender Consent (except with respect to the Heron's Run Property and Sakonnet Bay Manor), which shall include (i) Lender's approval in writing of the sale of the applicable Property to the Applicable Property Transferee and assumption by the Applicable Property Transferee and/or Purchaser of the applicable Loan encumbering the applicable Property, and (ii) executed releases in form and substance reasonably satisfactory to the applicable Seller releasing the applicable Seller, its Representatives and any of Seller's Affiliates that may be obligated under any of the Loan Documents relating to the applicable Property, including any guaranty or indemnity, from any and all liability under or in respect of each Loan relating to the applicable Property from and after the Closing Date, and
(iii) authorization of the return to the applicable Seller of all funds, letters of credit or other security held by or for the benefit of the applicable Lender under any reserve or escrow accounts (the nature and amount of any reserve/escrow balances required by Lenders and a list of any additional security required by Lenders is included in SCHEDULE G).

SECTION 6. REPRESENTATIONS AND WARRANTIES OF SELLERS; PURCHASER'S INDEPENDENT INVESTIGATION; ACCESS.

         6.1 Representation and Warranties of Sellers. To induce Purchaser to enter into this Agreement, each Seller represents and warrants to Purchaser as follows:

                  (a) Organization and Authorization. Each Seller is an entity duly organized and in good standing in the state of its organization and is duly qualified to do business and in good standing in the state in which its applicable Property is situated. Each Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by each Seller on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of each Seller enforceable against each Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity. The person or persons executing and delivering this Agreement or any other document to be delivered by each Seller on or prior to the Closing Date is or shall have been prior to the Closing Date, duly authorized to execute and deliver such documents on behalf of each Seller.

                  (b) FF&E. Each Seller has good and marketable title to the FF&E described on the FF&E Schedule provided to Purchaser. The FF&E Schedule accurately describes in all material respects the FF&E owned by each Seller and located at the applicable Property.

                  (c) Contracts. To each of Seller's knowledge, the only Contracts and amendments thereto that will be in effect on the Closing Date that are not terminable without cause or penalty within sixty (60) days with respect to any Property owned by such Seller (the "Non-Terminable Contracts") are as set forth in SCHEDULE S (the "Schedule of Non-Terminable Contracts") or as entered into in accordance with Section 2.3(b). To each of Seller's knowledge, each Seller has performed in all material respects all of its obligations under each Contract to which such Seller is a party or is subject and, to each of Seller's knowledge, no fact or circumstance has occurred, which by itself or with the passage of time or the giving of notice or both would constitute a default by Seller under any such Contract. Further, to each Seller's knowledge, all other parties to such Contracts have performed all of their obligations thereunder in all material respects and are not in default thereunder.

                  (d) Compliance with Laws. As of the Effective Date, no Seller has received any notice (whether written or oral) from any Governmental Authority or possess any actual knowledge that all or any portion of any of the Properties is or was at any time within the one-year period immediately prior to the Effective Date in material violation of any of the Applicable Laws relating to the Properties, which material violation has not been cured or remedied in accordance with and so complies in all material respects with such Applicable Law prior to the Effective Date.

                  (e) No Consents. No consents from third parties, subject to satisfaction of the Lender Consent condition for each financed Property (other than Sakonnet Bay Manor) and the Unit Holder Consents condition, are required for the performance of any of Seller's obligations hereunder.

                  (f) Litigation. Except as set forth in SCHEDULE T attached hereto, none of the Sellers have received written notice of and, to each of Seller's knowledge, no investigation, action or proceeding is pending or, to each of Seller's knowledge, threatened, and each Seller has not received written notice of and, to each of Seller's knowledge, no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (b) may result in or subject any Property to a material liability which is not covered by insurance, whether or not Purchaser is indemnified by any of Sellers with respect to the same, or (c) involves condemnation or eminent domain proceedings against any material part of any Property.

                  (g) FIRPTA. Each Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and each Seller shall certify its taxpayer identification number at Closing.

                  (h) Operating Statements. The Operating Statements for each Property are the operating statements used in each Seller's ordinary course of business and, to each of Seller's knowledge, are in accordance with the books and records of each Seller. To each of Seller's knowledge, the Operating Statements state in all material respects the applicable Property's income and expenses for the applicable periods set forth therein.

                  (i) Permits. To each Seller's knowledge, as of the Effective Date, the respective Sellers hold all material Permits necessary for the current use, occupancy and operation of the respective Properties.

                  (j) Environmental Matters. Each Seller has delivered to Purchaser copies of all final environmental reports or studies and final indoor air quality reports prepared for each Seller by third party consultants in Seller's possession relating to the Properties, which reports are listed on SCHEDULE U attached hereto. To Seller's actual knowledge and except for any matters which are disclosed in the reports listed on SCHEDULE U, Sellers are not aware that any of the Properties are not in compliance with any Applicable Laws relating to environmental conditions or Hazardous Materials. Each Seller has not received any written notice of any pending or, to the best of each Seller's knowledge, threatened action or proceeding arising out of the environmental condition of any of the Properties, Hazardous Materials located on any of the Properties, or any alleged violation of environmental statutes, ordinances or regulations.

                  (k) No Conflicting Agreements. Subject to satisfaction of the Lender Consent condition for each financed Property (other than Sakonnet Bay Manor) and the Unit Holder Consents condition, the transfer and delivery by Sellers of the Properties to Purchaser as provided hereunder and the performance by each Seller of its obligations under this Agreement will not conflict with or result in the breach of any of the terms of any agreement or instrument to which any Seller is a party.

                  (l) Employees. Each Seller shall be responsible for payment of all wages and salaries payable to, and all vacation pay, pension and welfare benefits and other fringe benefits accrued and required by Applicable Law, with respect to all individuals employed by such Seller at its Property relating to the period prior to the Closing, and Manager, on behalf of Tenant, pursuant to the terms of the Management Agreement, shall be responsible for payment of all such wages, salaries and vacation pay, pension, welfare and other benefits relating to the period commencing on and from and after the Closing to the extent required by Applicable Law. All of the employees at each Property prior to the Closing Date are employees of the Seller of the applicable Property or such Seller's affiliate and such Seller or affiliate shall continue to employ such employees immediately after the Closing Date except for those employees that may be terminated in the ordinary course of business unrelated to the sale of the Property. At no time hereunder, upon the Closing or under the applicable Lease, shall any of the employees at the Property, including employees of Manager, be or be deemed to be the employees of Purchaser or any Applicable Property Transferee and upon and after the Closing, be or be deemed to be transferred to Purchaser or any Applicable Property Transferee. If required, each Seller or the Manager, as applicable, will comply with the notice and other requirements under the Worker Adjustment Retraining and Notification Act ("WARN Act"), the Consolidated Omnibus Budget Reconciliation Act ("COBRA") or any similar state or local legislation with respect to such employee matters, and such obligation shall survive the Closing, notwithstanding anything to the contrary in the WARN Act. Because neither Purchaser nor any Applicable Property Transferee at no time will be or be deemed to be the employer of employees at any Property, it is expressly understood and agreed that Purchaser is not and shall not be responsible or liable, directly or indirectly, for payment of any benefits, severance liability, compensation, pay or other obligations, of whatever nature, due or alleged to be due to any employee at any Property including employees of Manager, or of any Seller attributable to any time period up to, upon and after the Closing Date. Similarly, there shall be no union agreements, pension plans, health plans, benefit plans, deferred compensation plans, bonus plans or vacation plans or similar agreements for or concerning such employees which shall be binding upon Purchaser. Nothing contained in this
Section 6.1(l) shall be construed to affect any of the rights and obligations of the parties under the Lease or the Management Agreement.

                  (m) Tax Returns. All privilege, gross receipts, excise, sales and use, personal property and franchise taxes with respect to each Property resulting from its operations prior to the Closing will be paid by the applicable Seller as and when due and payable, and all tax returns for such taxes shall be prepared and duly filed by such Seller prior to the Closing Date, or will be prepared and duly filed by such Seller prior to the due date (including extensions thereof) under Applicable Law.

                  (n) Construction Contracts: Mechanics' Liens. At the Closing, there will be no outstanding Contracts, including Renovation Contracts, made by any Seller for the construction or repair of any Improvements relating to the applicable Property which have not been fully paid for or provision for the payment of which has not been made by each Seller and each Seller shall discharge and have released of record or bonded all mechanics' or materialmen's liens, if any, arising from any labor or materials furnished to its Property prior to the Closing to the extent any such lien is not insured over by the Title Company or bonded over pursuant to Applicable Law.

                  (o) Insurance. Sellers have received no written notice from any insurance carrier of defects or inadequacies in any Property which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor.

                  (p) Loan Documents. The Loan Documents described in SCHEDULE G that encumber each Property constitute all of the loan documents in each of Seller's possession and all of the material loan documents and related instruments in effect with respect to each of the Loans and have not been modified except as set forth in SCHEDULE G. The Loan Documents relating to each applicable Property are in full force and effect. Each Seller has received no written notice of default under the Loan Documents relating to the applicable Property that has not been cured and each Seller has no actual knowledge of any state of facts that, with the giving of notice or passage of time or both, would give rise to a material default by each Seller under the Loan Documents relating to the applicable Property.

The representations and warranties made in this Agreement by each Seller, in Sections 6.1 (a), (c), (d), (e), (f), (g), (h), (i), (j) (k), (l), (m) and (o),
are made as of the Effective Date and shall be deemed remade by each Seller as of the Closing Date, with the same force and effect as if made on, and as of, the Closing Date; and the representations and warranties made in this Agreement by each Seller in Sections 6.1(b), (n) and (p), shall be made as of the Closing Date. Notwithstanding the foregoing, each Seller shall have the right, from time to time prior to the Closing Date, to modify the representations and warranties made in Section 6.1(d) (Compliance with Laws), Section 6.1(f) (Litigation),
Section 6.1(i) (Permits), Section 6.1(j) (Environmental Matters), Section 6.1(k) (No Conflicting Agreements) and Section 6.1(o) (Insurance) as a result of changes in applicable conditions beyond the control of any Seller, by notice to Purchaser ("Change Notice").

As used in this Agreement, the phrases "to Sellers' knowledge," "to Seller's knowledge," or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Thilo D. Best, Jon A. DeLuca, and Stephen Benjamin. The Persons named in the immediately preceding sentence shall not have any personal liability hereunder. Notwithstanding any language to the contrary herein and without limiting Purchaser's due diligence rights hereunder, Purchaser shall have the right to make inquiry of the executive directors of each Property during the Due Diligence Period with respect to each of the representations and warranties which relate to a Property's operations, which representations and warranties comprise Section 6.1(b), (c),
(d), (f), (i), (j), (k), (l), (n), and (o).

         6.2 Purchaser's Independent Investigation.

                  (a) Purchaser, for itself, any Property Transferee and any of their successors or assigns acknowledges and agrees that it is being given the full opportunity during the Due Diligence Period to inspect and investigate each and every aspect of each Property, either independently or through Representatives or experts of Purchaser's choosing, as Purchaser considers necessary or appropriate, and the funding of the Additional Deposit will conclusively evidence Purchaser's complete satisfaction with such independent investigation except to the extent and only for the period specified in a fully executed amendment to this Agreement. Such independent investigation by Purchaser shall include, without limitation:

                           (i) all matters relating to title to the Properties;

                           (ii) all matters relating to governmental and other
legal requirements with respect to the Properties, such as taxes, assessments, zoning, use permit requirements and building codes;

                           (iii) all zoning, land use, building, environmental
and other statutes, rules, or regulations applicable to each Real Property;

                           (iv) the physical condition of each Real Property,
including the interior, the exterior, the square footage of the Improvements, the structure, the roof, the paving, the utilities, and all other physical, structural and functional aspects of such Real Property;

                           (v) reports, studies, assessments, investigations and
other materials related to the presence of Hazardous Materials at, on or under each Real Property and the compliance of each Real Property with all environmental laws, including environmental assessment reports;

                           (vi) any easements and/or access rights affecting
such Real Property;

                           (vii) the Occupancy Agreements with respect to such
Real Property and all matters in connection therewith, including the ability of the Occupants thereto to pay the rent;

                           (viii) the Contracts (including the Renovation
Contracts) and any other documents or agreements of significance affecting such Property;

                           (ix) all matters that would be revealed by an ALTA
as-built survey, a physical inspection or an environmental site assessment of such Real Property;

                           (x) the Operating Statements provided by Sellers and
all matters relating to the income and operating or capital expenses of the Properties and all other financial matters which Purchaser chooses to investigate;

                           (xi) the Due Diligence Materials heretofore delivered
or made available to Purchaser and/or its Representatives for their review and approval; and

                           (xii) all other matters of significance affecting or
otherwise deemed relevant by Purchaser with respect to such Property.

                  (b) Purchaser acknowledges and agrees that (i) on or prior to the expiration of the Due Diligence Period it will have completed its independent investigation of the Properties and the Due Diligence Materials,
(ii) it is acquiring the Properties based on such independent investigation as well as the Seller's representations and warranties hereunder, and subject to all information disclosed in the Due Diligence Materials and (iii) shall have no right after the expiration of the Due Diligence Period to terminate this Agreement based on any further investigations of the Properties or the Due Diligence Materials except as provided in Section 11.1. The failure of Purchaser to send a Termination Notice prior to the expiration of the Due Diligence Period shall conclusively constitute Purchaser's approval of each and every aspect of such Properties. The preceding sentence is not intended to relieve, and shall not relieve, any Seller from any representations set forth in Section 6.1.

                  (c) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLERS ARE NOT MAKING AND HAVE NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER OR THING REGARDING THE PROPERTIES. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTIES "AS IS, WHERE IS, WITH ALL FAULTS". EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, PURCHASER IS NOT RELYING ON ANY ORAL UNDERTAKING OR WRITTEN STATEMENT WHICH IS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT WITH RESPECT TO ITS DUE DILIGENCE CONCERNING THE PROPERTIES. PURCHASER ACKNOWLEDGES THAT IT HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OR THAT OF THIRD PARTIES WITH RESPECT TO THE PHYSICAL, ENVIRONMENTAL, ECONOMIC AND LEGAL CONDITION OF EACH PROPERTY, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT. PURCHASER FURTHER ACKNOWLEDGES THAT IT HAS NOT RECEIVED FROM OR ON BEHALF OF ANY SELLER, MANAGER, OR ANY AFFILIATE OF THE FOREGOING, ANY ACCOUNTING, FEASIBILITY, MARKETING, ECONOMIC, TAX, LEGAL, ARCHITECTURAL, ENGINEERING, PROPERTY MANAGEMENT OR OTHER ADVICE WITH RESPECT TO THIS TRANSACTION AND IS RELYING SOLELY UPON THE ADVICE OF THIRD PARTY ACCOUNTING, TAX, LEGAL, ARCHITECTURAL, ENGINEERING, PROPERTY MANAGEMENT AND OTHER ADVISORS.

         6.3 Access.

         The provisions of the Access Agreement are incorporated herein by reference.

SECTION 7. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

To induce Sellers to enter into this Agreement, Purchaser represents and warrants to Sellers as follows:

         7.1 Organization and Authorization. Purchaser is an entity duly organized and in good standing in the state of its organization. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser or any Applicable Property Transferee on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of Purchaser or any Applicable Property Transferee enforceable against Purchaser or any Applicable Property Transferee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity. The person or persons executing and delivering this Agreement or any other document to be delivered by Purchaser or any Applicable Property Transferee on or prior to the Closing Date is or shall have been prior to the Closing Date, duly authorized to execute and deliver such documents on behalf of Purchaser or any Applicable Property Transferee. On and as of the Closing Date, the Property Transferees shall each be duly organized and in good standing in the state of its organization and shall be duly qualified to do business and in good standing in the state in which the applicable Property situated.

         7.2 No Consents. No consents, subject to satisfaction of the Lender Consent condition, from third parties are required for the performance of Purchaser's obligations hereunder.

         7.3 No Conflicting Agreements. The acquisition of the Properties by Purchaser as provided hereunder and the performance by Purchaser of its obligations under this Agreement will not conflict with or result in the breach of any of the terms of any agreement or instrument to which Purchaser is a party.

         7.4 Litigation. Purchaser has received no written notice of and, to Purchaser's knowledge, no investigation, action or proceeding is pending and, to Purchaser's knowledge, no action or proceeding is threatened and Purchaser has received no notice of, and to Purchaser's knowledge, no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

         The representations and warranties made in this Agreement by Purchaser are made as of the Effective Date and shall be deemed remade by Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date. As used in this Agreement, the phrase "to Purchaser's knowledge," or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Marcel Verbaas, Matthew Huggins, Daryl McCombs, Phillip Anderson and Edwin Hendriksen.

SECTION 8. INTERIM OPERATION OF THE PROPERTIES.

Each Seller hereby covenants with Purchaser as follows:

         8.1 Compliance with Laws and Permitted Encumbrances. From the Effective Date to the Closing Date, each Seller shall use commercially reasonable efforts to comply in all material respects with (i) all Applicable Laws affecting its Property and (ii) all terms, covenants and conditions of instruments of record affecting its Property.

         8.2 Assumption of Loans. Promptly following the Effective Date, each Seller which owns a financed Property shall request the applicable Lender's consent to the sale of the applicable Property and the assumption by Purchaser or the Applicable Property Transferee of the applicable Loan, and shall, using its commercially reasonable efforts, diligently and in good faith, cooperate with Purchaser's efforts to obtain such consent. Each Seller shall submit to the applicable Lender or its servicer within the later of (i) ten (10) Business Days after the Effective Date or (ii) five (5) Business Days after written request therefor, in writing, with a copy to Purchaser, all information required of each Seller with respect to the assumption of each Loan. From the Effective Date to the Closing Date, each Seller shall use its commercially reasonable efforts to comply in all material respects with all terms, covenants and conditions of all Loan Documents.

         8.3 General Operation. Except as otherwise contemplated or permitted by this Agreement or approved by Purchaser in writing, from the Effective Date to the Closing Date, each Seller agrees that it will operate, maintain, repair, license, and lease the applicable Property in the ordinary course and consistent with Seller's past practices and will not dispose of or encumber all or any portion of each Property, except for dispositions of personal property in the ordinary course of business or as otherwise permitted by this Agreement. Without limiting the foregoing, each Seller shall, in the ordinary course, file all renewal applications for the applicable Property licenses on a timely basis, enforce the Occupancy Agreements in all material respects, perform in all material respects all of licensors' or landlords' obligations under the Occupancy Agreements (other than Occupancy Agreements that are in the process of being terminated due to a resident's or tenant's default thereunder), not grant any raises to or terminate any Property employees except in the ordinary course of business, and pay all costs and expenses of each Property which are the applicable Seller's responsibility to pay.

         8.4 Maintenance and Renovation Contracts. Between the Effective Date and the Closing Date, each Seller shall (i) maintain the applicable Property in substantially the same manner as prior hereto pursuant to each Seller's normal course of business, subject to reasonable wear and tear and further subject to the occurrence of any damage or destruction to the Real Property by casualty or other causes or events beyond the control of such Seller; provided, however, that each Seller's maintenance obligations under this subsection shall not include any obligation to make capital expenditures not incurred in such Seller's normal course of business or any other expenditures not incurred in such Seller's normal course of business; and (ii) perform its obligations under the Renovation Contracts, including timely paying for all amounts due thereunder. On the Closing Date, the applicable Sellers shall provide the Title Company pursuant to an escrow agreement acceptable to such Sellers and the Title Company with an amount equal to one hundred and ten percent (110%) of any amounts not yet due and payable by the applicable Sellers under the Renovation Contracts to be held in escrow in an interest-bearing account (the "RC Escrow Account") by the Title Company and disbursed by the Title Company from time to time pursuant to written instructions from Sellers in accordance with the provisions of the Renovation Contracts. Upon the completion of the work under each Renovation Contract and Title Company receiving appropriate lien waivers from the contractor(s) under such Renovation Contract, Title Company shall disburse to the applicable Seller any remaining funds in the RC Escrow Account relating to such Renovation Contract. The applicable Seller shall be responsible to timely complete and pay all costs of and shall indemnify Purchaser and its assigns against any cost, loss, damage or liability relating to any failure of the applicable Seller to pay all amounts due under the applicable Renovation Contract.

         8.5 Cherry Hills Club Internal Change of Ownership. Sellers disclose to Purchaser that a regulatory application is pending to approve the transfer of ownership of Cherry Hills Club from Integrated Management - Carrington Pointe, L.L.C. to Cherry Hills Club, L.L.C. If such change of ownership application is approved by the applicable Governmental Authority prior to Closing, ownership of Cherry Hills Club shall be transferred to Cherry Hills Club, L.L.C., subject to Cherry Hills Club, L.L.C. assuming the obligation of the Integrated Management - Carrington Pointe, L.L.C to sell Cherry Hills Club to Purchaser in accordance with the terms of this Agreement. Upon the transfer of Cherry Hills Club to Cherry Hills Club, L.L.C., Cherry Hills Club, L.L.C. shall automatically become a Seller under this Agreement and Cherry Hills Club, L.L.C. covenants to execute any documentation reasonably necessary or desirable to evidence such assumption following the transfer.

         8.6 Natural Hazard Report for California Properties. Each Seller of the California Properties has or will employ the services of ECS ("Natural Hazard Expert") to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling such Sellers to fulfill their disclosure obligations with respect to the natural hazards referred to in California Civil Code Section 1103.2 with respect to each of the California Properties and to report the results of its examination to Purchaser and the applicable Sellers in writing. The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges the applicable Sellers from their disclosure obligations referred to in California Civil Code Section 1103.2, and, for the purposes of this Agreement, the provisions of California Civil Code Section 1103.4 regarding the non-liability of such Sellers for errors and/or omissions not within their personal knowledge shall be deemed to apply.

         8.7 Audits of the Properties and Operations. From the Effective Date to the Closing Date, each Seller shall cooperate fully at no out-of-pocket cost to any Seller with Purchaser's audits of all financial information and operations relating to the Properties as reasonably required by Purchaser to comply with applicable underwriting policies and securities law and corporate governance policies applicable to the REIT and its Affiliates.

SECTION 9. COVENANTS OF PURCHASER.

         Purchaser hereby covenants with Sellers as follows:

         9.1 Property Transferees. No later than the later of (i) five (5) Business Days after the last day of the Due Diligence Period or (ii) the date that the structure and organizational documents therefor shall be approved by each applicable Lender (and in any event prior to seven (7) Business Days before the scheduled Closing Date), Purchaser, the REIT, or their Affiliates shall form each of the Property Transferees. With respect to the actual acquisition and fee simple ownership of each Property, each Property will be acquired and owned at the Closing by the Applicable Property Transferee. Each Property Transferee will be the landlord under the applicable Lease. The proposed organizational chart for the limited partnerships described in this Section 9.1 is attached hereto as
SCHEDULE V. The Sellers hereby acknowledge and agree that Purchaser shall have the right to assign this Agreement with respect to each Property to the Applicable Property Transferee as may be necessary in order to effectuate the intent of this Section 9.1.

         9.2 Assumption of the Loans.

                  (a) Purchaser shall use its commercially reasonable efforts to obtain the Lender Consents and endeavor diligently and in good faith to complete the assumption of the Loans. If Purchaser does not terminate this Agreement on or prior to the expiration of the Due Diligence Period, it shall be deemed to have agreed to assume each of the Loans under the terms of the respective Loan Documents.

                  (b) Without limiting the generality of the foregoing, Purchaser shall: (i) submit all information with respect to Purchaser, the REIT, each Applicable Property Transferee, its Representatives and Affiliates, as each Lender may request, (ii) provide such legal opinions as each Lender may require, from counsel acceptable to each Lender and in form and substance acceptable to each Lender, (iii) satisfy each Lender's requirements with respect to the single purpose and/or single asset entity and bankruptcy remote structure of ownership of each Applicable Property Transferee; (iv) deposit with each Lender such funds as may be required in accordance with the terms of the applicable Loan Documents to establish required reserve or escrow accounts and deliver to each Lender any letters of credit required by such Lender as security under the terms of the Loan Documents; provided, however, Purchaser shall not be required to fund amounts materially in excess of the reserve/escrow balances required by Lenders and letters of credit described in Schedule G; (v) comply with any other conditions to the transfer which may be reasonably imposed by each Lender and, if the applicable Loan has been securitized prior to the Closing, by any applicable Rating Agencies; and (vi) take such other actions as may be required to comply with the transfer provisions of the applicable Loan Documents.

                  (c) Purchaser shall, and shall cause CNL RHB and/or the Applicable Property Transferees, as the case may be, to execute, acknowledge and deliver to each Lender at Closing such documents as specified in the Loan Documents or as each Lender may reasonably require consistent with customary loan assumption practices in order to confirm Purchaser's and/or the Applicable Property Transferee's assumption of the applicable Loan Documents, and shall not unreasonably withhold their agreement to other documents reasonably required and not materially expanding liability under the Loan Documents to enable each Lender to release the applicable Seller and its Representatives and Affiliates from further liability in respect of the Loan (collectively, the "Assumption Documents"). The Assumption Documents shall include, without limitation, the following: (i) an assumption agreement pursuant to which each Applicable Property Transferee and/or Purchaser assumes the obligations of borrower under the applicable Loan Documents to which borrower is a party, (ii) an agreement executed by CNL RHB, Purchaser or such other Entity as may be acceptable to Lender substantially in the form of any existing guaranty and environmental indemnity; and (iii) a schedule of the applicable Loan Documents and a statement by each Lender of the outstanding principal balance of the applicable Loan and that there are no notices of default outstanding and that each Lender does not have knowledge of any monetary defaults thereunder. The Assumption Documents shall provide for such amendments to the applicable Loan Documents as are necessary to (x) substitute Purchaser and/or each Applicable Property Transferee as borrower, (y) substitute CNL RHB, Purchaser, or such other Entity as may be acceptable to Lender as a substitute guarantor or indemnitee, as the case may be, and (z) modify representations and warranties and affirmative and negative covenants as necessary to delete all references to the applicable Seller, its Representatives and Affiliates, and to reflect Purchaser's and its Affiliates' dates of formation and structure of ownership and the Leases with Tenants and Management Agreement with Manager.

                  (d) Notwithstanding anything to the contrary contained herein, in no event shall Purchaser be obligated to enter into any agreements with the applicable Lender that would modify the economic terms of the applicable Loan, increase the obligations of the borrower, beyond those of the applicable Seller as borrower and beyond those of the currently applicable guarantors and indemnitors, under the applicable Loan Documents, reduce the rights of the borrower under the applicable Loan Documents, or require Purchaser to assume any pre-existing obligations or defaults of the applicable Seller, as borrower, under the applicable Loan (except for any liabilities which Purchaser would have incurred had it entered into a new loan (e.g., liabilities relating to the pre-existing environmental condition of the Property under an environmental indemnity)).

                  (e) Purchaser shall (i) submit to each Lender or its servicer within the later of (i) ten (10) Business Days after the Effective Date or (ii) five (5) Business Days after written request therefor, in writing, all information reasonably required of Purchaser with respect to the assumption of each Loan, and (ii) pay or prepay, as may be required by Lenders, the Loan Assumption Costs requested by each Lender or its servicer in connection with the assumption of each Loan.

                  (f) Notwithstanding any language to the contrary herein, at Closing, Purchaser shall pay the applicable Seller through the Title Company the full Allocated Purchase Price for Sakonnet Bay Manor (without deduction for the balance of the Loan encumbering such Property) together with all prepayment fees and costs in connection with the release of the Loan encumbering Sakonnet Bay Manor (subject to the terms of Section 10.2), and the Loan encumbering Sakonnet Bay Manor shall thereupon be paid off and released at Closing through the Title Company.

SECTION 10. APPORTIONMENTS.

         10.1 Apportionments.

                  (a) All real estate taxes (including special assessments attributable to the period prior to the Closing), utility, security deposits under the Occupancy Agreements, (including deposits under the life care contracts in the case of the Waterside Retirement Estates Property), and any other deposits in connection with Property operations (other than security amounts described in the Assumption Documents or otherwise contemplated by the Loan Documents), and items of income and expense with respect to each Property shall be adjusted between Sellers and each Tenant as of the Closing Date (Purchaser shall not be obligated to fund any deposits except for security amounts described in the Assumption Documents or otherwise contemplated by the Loan Documents). Interest payable under each of the Loans for the month of Closing shall be prorated as of the Closing Date. All items of revenue, cost and expense of each Property with respect to the period prior to the Closing Date shall be for the account of each Tenant. All items of revenue, cost and expense of each Property with respect to the period from and after the Closing Date shall be for the account of Seller, as tenant, according to the terms of the Lease. The adjustments hereunder shall be calculated or paid in an amount based upon a fair and reasonable estimated accounting performed and agreed to by Representatives of Sellers and Purchaser at the Closing. Subsequent final adjustments and payments shall be made in cash or other immediately available funds as soon as practicable after the Closing Date, and in any event within ninety (90) days after the Closing Date (provided that such ninety day period shall be extended up to an additional thirty (30) days after the necessary information becomes available for the parties to calculate any necessary adjustments relating to payments of real estate taxes or special assessments), based upon an accounting performed by the Manager and acceptable to Sellers and Purchaser. In the event the parties have not agreed with respect to the adjustments required to be made pursuant to this Section 10.1 within such 90 day period, upon application by any such party, a certified public accountant reasonably acceptable to the parties to such disputed adjustment shall determine any such adjustments which have not theretofore been agreed to between such parties. The charges of such accountant shall be borne equally by the parties to such disputed adjustment. All adjustments to be made as a result of the final results of the adjustments shall be paid to the party entitled to such adjustment within thirty (30) days after the final determination thereof.

                  (b) The provisions of this Section 10.1 shall survive the Closing.

         10.2 Closing Costs.

                  (a) All Third-Party Costs (hereinafter defined) shall be borne one hundred percent (100%) by Purchaser. All Third-Party Costs are included in the determination of rent under the Leases (subject to the terms of the Leases providing that the maximum amount of Third-Party Costs which may be included in the determination of rent is Seven Million Three Hundred Thousand Dollars ($7,300,000)).

                  (b) As used herein, the term "Third-Party Costs" shall mean the following costs and expenses which are incurred by Sellers, Purchaser, or their respective Affiliates in accordance with the terms of this Section 10.2(b): (i) Environmental Reports prepared in connection with the purchase and sale of the Properties; (ii) the Surveys prepared pursuant to Section 2.4; (iii) premiums for the title insurance policies and endorsements to be provided at the Closing pursuant to the terms of this Agreement; (iv) any closing or escrow charges or other expenses payable on the Closing Date to the Title Company conducting the Closing; (v) property appraisals prepared in connection with the purchase and sale of the Properties pursuant to this Agreement; (vi) Purchaser's local counsel fees incurred in connection with the consummation of the Closing, the satisfaction of the Licensing Condition, and in the assumption of the Loan for each Property (which fees shall be limited to those incurred in connection with usual and customary local counsel services in similar commercial real estate transactions); (vii) all fees and expenses, including Purchaser's, Sellers', and their respective Affiliates' attorneys' fees and expenses and fees and expenses charged by any governmental entity relating to satisfaction of the Licensing Condition, provided, however that Purchaser shall have no responsibility for any fees and expenses relating to correcting or otherwise addressing Property deficiencies or violations and that Sellers' counsel shall provide Purchaser with a good faith, non-binding estimate of its costs relating to satisfying the Licensing Conditions within seven (7) Business Days after the Effective Date; (viii) the third-party market assessment reports obtained by Purchaser; (ix) the out-of-pocket costs of the audits of all financial information and operations relating to the Properties as more fully described in Section 8.7; (x) the third-party land-use, architectural and engineering inspection reports of the Properties obtained by Purchaser; (xi) the third-party audited special purpose financing statements for each Property obtained by Purchaser, (xii) subject to the terms of the next sentence, any other separate out-of-pocket costs and expenses incurred by Sellers or Purchaser or their respective Affiliates in connection with the consummation of the Closing or incurred in connection with the consummation of the assumption of the Loans (including payment of prepayment fees and expenses in connection with the loan secured by a mortgage on Sakonnet Bay Manor), including but not limited to the Loan Assumption Costs, and the fees and expenses of counsel of Purchaser, its Affiliates, and counsel of the Lenders in connection with the preparation and negotiation of this Agreement and all other documents and instruments in connection with the consummation of the Closing or in connection with the consummation of the assumption of the Loans (including payment of prepayment fees and expenses in connection with the loan secured by a mortgage on Sakonnet Bay Manor) by Purchaser and/or the Applicable Property Transferees; and (xiii) Transfer Taxes incurred on the Closing Date or in connection with the assumption of the Loans by Purchaser. Sellers shall be responsible for the fees and expenses of its and its Affiliates' outside counsel including but not limited to, Arent Fox Kintner Plotkin & Kahn, PLLC, its accountants, and/or other professional fees (subject to clause (vii) of the immediately preceding sentence relating to satisfaction of the Licensing Condition), in connection with the preparation and negotiation of this Agreement and all other documents and instruments in connection with the consummation of the Closing and the assumption of the Loans by Purchaser and/or the Applicable Property Transferees. All amounts payable by Purchaser under this Section 10.2(a) shall be paid by the Applicable Property Transferees in the event that the Closing is consummated hereunder, which amounts shall be allocated by the Applicable Property Transferees in their reasonable discretion. To the extent that the Third-Party Costs are known and have or shall be paid on or prior to the Closing Date by a Seller or its Affiliate (without implying any Seller obligation to advance Third Party Costs), within two Business Days prior to the Closing Date, Sellers shall provide Purchaser with written notice and a copy of the calculations of any amounts due to Sellers pursuant to this Section and Purchaser shall reimburse the applicable Seller on the Closing Date for such costs and expenses. No later than thirty (30) days after the third month anniversary of the Closing Date, Sellers shall provide Purchaser with written notice and a copy of the calculations of any amounts due to Sellers pursuant to this Section which were not paid by Purchaser on the Closing Date and Purchaser shall promptly reimburse the applicable Seller for such costs and expenses.

                  (c) As used herein, the term "Transfer Taxes" shall mean any transfer, sales, use, recordation or other similar taxes, impositions, expenses or fees incurred in connection with the Closing and the assumption of the Loan for each Property and/or the recordation or filing of any documents or instruments in connection therewith or the sale, transfer or conveyance of the Properties from Sellers to the Applicable Property Transferees or the lease of each Property from the Applicable Property Transferees to the applicable Tenant. Transfer Taxes shall not include, and each Seller shall be solely responsible for any taxes due in respect of its income, net worth or capital, if any, and any privilege, sales and occupancy taxes, due or owing to any Governmental Authority in connection with the operation of its Property for any period of time prior to the Closing, and the Applicable Property Transferees, and each Tenant, as applicable, shall be solely responsible for all such taxes for any period from and after the Closing, and provided further that any income tax arising as a result of the sale and transfer of any Property by Sellers to Purchaser shall be the sole responsibility of Sellers.

                  (d) The obligations of the parties under this Section 10 shall survive the Closing.

SECTION 11. REMEDIES FOR PRE-CLOSING AND POST-CLOSING DEFAULTS.

         11.1 Purchaser's Remedies for Pre-Closing Default.

                  (a) If any Seller shall have made any representation or warranty in Section 6.1 with respect to any Property which shall be untrue in any material respect when made or updated as herein provided, subject to any Change Notice, or if any Seller shall fail to perform when it is obligated to so any of the material covenants and agreements contained herein with respect to any Property and such condition or failure continues for a period of ten (10) Business Days after written notice thereof from Purchaser, then Purchaser's sole remedy shall be (i) to terminate this Agreement and this Agreement shall be of no further force and effect, except with respect to provisions hereof which by their express terms survive a termination of this Agreement in which event: (1) Sellers shall reimburse to Purchaser an amount equal to the Due Diligence Payment, and (2) the Title Company shall promptly return to Purchaser the Deposit; (ii) to consummate the transactions contemplated hereby, notwithstanding such default, without any abatement or reduction in the Purchase Price on account thereof, or (iii) compel specific performance of this Agreement. It is understood and agreed that for purposes of this Section 11.1, if a default results from a false representation or warranty, such default shall be deemed cured if the events, conditions, acts or omissions giving rise to the falsehood are cured within the applicable cure period even though, as a technical matter, such representation or warranty was false as of the date actually made.

                  (b) Notwithstanding the foregoing or any other provision of this Agreement, in the event that any Seller default described in Section 11.1(a) can be cured or compensated for by the payment of money, Purchaser shall not have the right to terminate this Agreement by reason thereof in the event that the applicable Seller elects to grant to Purchaser at the Closing a credit against the Purchase Price in an amount agreed upon by the applicable Seller and Purchaser, each acting reasonably, as necessary to fully cure or compensate Purchaser for such default.

                  (c) Without limitation of the foregoing, if Purchaser has knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by Sellers under this Agreement and/or (ii) any breach of or inaccuracy in any representation or warranty of Sellers made in this Agreement, and nonetheless elects to proceed to Closing, then, upon the consummation of the Closing, Purchaser shall be deemed to have waived any such default and/or breach or inaccuracy and shall have no claim against Sellers with respect thereto.

         11.2 Sellers' Remedy for Pre-Closing Default.

                  (a) If Purchaser shall have made any representation or warranty in Section 7 which shall be untrue in any material respect when made or updated as herein provided, or if Purchaser shall fail to perform when it is obligated to do so any of the material covenants and agreements contained herein and such condition or failure continues for a period of ten (10) Business Days after written notice thereof from Sellers, then Sellers' sole remedy shall be
(i) to terminate this Agreement and this Agreement shall be of no further force and effect, except with respect to provisions hereof which by their express terms survive a termination of this Agreement in which event the Title Company shall promptly DISBURSE TO SELLERS THE DEPOSIT; or (ii) to consummate the transactions contemplated hereby, notwithstanding such default, without any abatement or reduction in the Purchase Price on account thereof. PURCHASER AND SELLERS AGREE THAT THE DEPOSIT CONSTITUTES A FAIR AND REASONABLE AMOUNT TO BE RECEIVED BY SELLERS AS AGREED AND LIQUIDATED DAMAGES FOR PURCHASER'S DEFAULT UNDER THIS AGREEMENT, AS WELL AS A FAIR, REASONABLE AND CUSTOMARY AMOUNT TO BE PAID AS LIQUIDATED DAMAGES TO A SELLER IN AN ARM'S LENGTH TRANSACTION OF THE TYPE CONTEMPLATED BY THIS AGREEMENT UPON A DEFAULT BY THE PURCHASER THEREUNDER; AND RECEIPT BY SELLERS OF THE DEPOSIT UPON PURCHASER'S DEFAULT HEREUNDER SHALL NOT CONSTITUTE A PENALTY OR A FORFEITURE. It is understood and agreed that for purposes of this Section 11.2, if a default results from a false representation or warranty, such default shall be deemed cured if the events, conditions, acts or omissions giving rise to the falsehood are cured within the applicable cure period even though, as a technical matter, such representation or warranty was false as of the date actually made.

                  (b) If any Seller with knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by Purchaser under this Agreement and/or (ii) any breach of or inaccuracy in any representation or warranty of Purchaser made in this Agreement which would entitle any Seller to terminate this Agreement, and nonetheless elects to proceed to Closing, then, upon the consummation of the Closing, Sellers shall be deemed to have waived any such default and/or breach or inaccuracy and shall have no claim against Purchaser with respect thereto.

         11.3 Limitations on Purchaser's Post-Closing Claims. Notwithstanding any provision to the contrary herein (but subject to the last sentence of this Section 11.3) or in any document or instrument (including any deeds or assignments) executed by any Seller and delivered to Purchaser or any Applicable Transferee at or in connection with the Closing (excluding the Lease, the Memorandum of Lease, the Management Agreement, the Memorandum of Management Agreement, and any exhibit thereto, collectively, "Closing Documents"), no Seller shall have (and each Seller is exculpated and released from any) liability whatsoever with respect to any suits, actions, proceedings, investigations demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, expenses or costs, including without limitation, attorneys' and experts' fees and costs of investigation and remediation costs (collectively, "Claims") under, and Purchaser shall be forever barred from making or bringing any Claims with respect to, any of the representations and warranties, covenants and indemnities contained in this Agreement or in any Closing Document, except to the extent (and only to the extent) that the aggregate amount of all Claims for breach of such Seller's representations and warranties, covenants and indemnities either (A) with respect to a particular Property exceeds One Hundred Thousand Dollars ($100,000) or (B) with respect to more than one Property exceeds Five Hundred Thousand Dollars ($500,000) in the aggregate (in either event, the "Threshold Amount") (but if such Claim is valid and is finally determined (or settled) to be in excess of the Threshold Amount, then the applicable Seller's liability shall extend to the "first dollar" of Purchaser's Claim); provided, however, notwithstanding any provision to the contrary herein or in any Closing Document, the total liability of a Seller for any or all Claims with respect to a particular Property shall not exceed two and one-half percent (2.5%) of the Allocated Purchase Price of such Property (the "Cap Amount"). Further, notwithstanding any provision to the contrary herein or in any Closing Document, Sellers shall have no liability with respect to any Claim under any of the representations and warranties, covenants and indemnities contained in this Agreement or in any Closing Document, which Claim relates to or arises in connection with (1) any Hazardous Materials (except solely to the extent that a Seller has breached its representation in Section 6.1(j) (Environmental Matters), (2) the physical condition of the Property (except solely to the extent that a Seller has breached its representation in Section 6.1(d) (Compliance with Laws)) or (3) any other matter not expressly set forth in Sellers' representations and warranties set forth in Section 6.1, or their covenants and indemnities hereunder or in any Closing Document. Purchaser shall not make any Claim or deliver any notice of a Claim (a "Claim Notice") unless in good faith, it believes the Claim would exceed the Threshold Amount. Notwithstanding any provision to the contrary, the provisions of this Section 11.3, Section 11.4, Section 11.7, and Section 11.8 shall not be construed to reduce, increase or otherwise modify the obligations of the parties in their respective capacities as landlord, tenant and manager under the Lease, Management Agreement and any ancillary document thereto.

         11.4 Survival of Purchaser's Claims. Except as otherwise specifically set forth in this Agreement, the representations and warranties, covenants and indemnities of Sellers contained herein or in any Closing Document shall survive only until the date that is twelve (12) months after the Closing Date (the "Survival Date"). Any Claim that Purchaser may have any time against Sellers for breach of any such representation, warranty, covenant or indemnity, whether known or unknown, with respect to which a Claim Notice has not been delivered to Sellers on or prior to the Survival Date, shall not be valid or effective and the party against whom such Claim is asserted shall have no liability with respect thereto. Any Claim that Purchaser may have at any time against Sellers for a breach of any such representation or warranty, or its covenants and indemnities whether known or unknown, with respect to which a Claim Notice has been delivered to Sellers on or prior to the Survival Date may be the subject of subsequent litigation brought by Purchaser against Sellers. For the avoidance of doubt, on the Survival Date, each Seller shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to Purchaser, Applicable Property Transferees, and/or their successors and assigns with respect to any Claims or any other matter relating to this Agreement or any Closing Document, except solely for those matters that are then the subject of the pending Claim Notice delivered by Purchaser to Sellers that is still pending on the Survival Date.

         11.5 Limitations on Sellers' Post-Closing Claims. Notwithstanding any provision to the contrary herein (but subject to the last sentence of this Section 11.5) or in any document or instrument executed by Purchaser and delivered to Sellers at or in connection with the Closing, (excluding the Lease and Memorandum of Lease, collectively, "Purchaser Closing Documents"), Purchaser shall have no liability whatsoever with respect to any Claims under any of the representations and warranties, covenants and indemnities contained in this Agreement or in any Purchaser Closing Document, except to the extent that the aggregate amount of all Claims for breach of Purchaser's representations and warranties, covenants and indemnities with respect to a particular Property exceeds the Threshold Amount (but if such claim(s) is/are valid and finally determined (or settled) to be in excess of the Threshold Amount, then Purchaser's liability shall extend to the "first dollar" of Sellers' Claim); provided, however, notwithstanding any provision to the contrary herein or in any Purchaser Closing Document, the total liability of Purchaser for any or all Claims with respect to any Property shall not exceed the Cap Amount. Further, notwithstanding any provision to the contrary herein or in any Purchaser Closing Document, Purchaser shall have no liability with respect to any Claim under any of the representations and warranties, covenants and indemnities contained in this Agreement or in any Purchaser Closing Document, which Claim relates to or arises in connection with any other matter not expressly set forth in Purchaser's representations and warranties set forth in Section 7 or its covenants or indemnities in any Purchaser Closing Document. Sellers shall not make any Claim or deliver any Claim Notice unless in good faith, Sellers believes the Claim would exceed the Threshold Amount as set forth above. Notwithstanding any provision to the contrary, the provisions of this Section 11.5, Section 11.6, Section 11.7, and Section 11.8 shall not be construed to reduce increase or otherwise modify the obligations of the parties in their respective capacities as landlord, tenant and manager under the Lease, Management Agreement and any ancillary documents thereto.

         11.6 Survival of Seller's Claims. Except as otherwise specifically set forth in this Agreement, the representations and warranties, covenants and indemnities of Purchaser contained herein or in any Purchaser Closing Document shall survive only until the Survival Date. Any Claim that Sellers may have any time against Purchaser for breach of any such representation, warranty, covenant, or indemnity, whether known or unknown, with respect to which a Claim Notice has not been delivered to Purchaser on or prior to the Survival Date, shall not be valid or effective and the party against whom such Claim is asserted shall have no liability with respect thereto. Any Claim that Sellers may have at any time against Purchaser for a breach of any such representation or warranty, covenants and indemnities whether known or unknown, with respect to which a Claim Notice has been delivered to Purchaser on or prior to the Survival Date may be the subject of subsequent litigation brought by Sellers against Purchaser. For the avoidance of doubt, on the Survival Date, Purchaser shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to Sellers, and/or their successors and assigns with respect to any Claims or any other matter relating to this Agreement or any Purchaser Closing Document, except solely for those matters that are then the subject of the pending Claim Notice delivered by Sellers to Purchaser that is still pending on the Survival Date.

         11.7 Limitations on Liability.

                  (a) The parties hereto confirm and agree that in each instance herein where a party or its Affiliates is entitled to payment or reimbursement for damages, costs or expenses pursuant to the terms and conditions of this Agreement, any payment or reimbursement made to such party shall be conclusively deemed to be for the account of both such party and its Affiliates, it being acknowledged and agreed that a payment or reimbursement made to such party for damages, costs or expenses shall be sufficient to satisfy all claims for payment or reimbursement of such party and its Affiliates. The parties further confirm and agree that no party hereto (a "Non-Performing Party") will be deemed to be in default hereunder or be liable for any breach of its representations and warranties under this Agreement if its failure to perform an obligation hereunder is based solely on the non-performance of another party to this Agreement (which other party is not an Affiliate of the Non-Performing Party) or where all conditions precedent to the obligation of such Non-Performing Party to consummate the Closing under Sections 4 or 5, as applicable, have not been fulfilled.

                  (b) To the maximum extent permitted by applicable law, no shareholder, director, officer or employee of any party to this Agreement shall have any personal liability with respect to the liabilities or obligations of such party under this Agreement or any document executed by such party pursuant to this Agreement.

         11.8 Survival. Sections 11.3 through 11.7 shall survive the Closing.

SECTION 12. MISCELLANEOUS.

         12.1 Drafts not an Offer to Enter into a Legally Binding Contract. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Properties. The parties shall be legally bound with respect to the purchase and sale of the Properties pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, and each of Seller and Purchaser have fully executed and delivered to each other a counterpart of this Agreement.

         12.2 Brokerage Commissions. Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby, and that it reasonably believes that there is no basis for any other person or entity to claim a commission or other compensation for bringing about this Agreement or the transactions contemplated hereby. Sellers shall indemnify and hold harmless Purchaser, and its successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with Sellers. Purchaser shall indemnify and hold harmless Sellers and their successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with Purchaser. Nothing contained in this section shall be deemed to create any rights in any third party. The provisions of this Section 12.2 shall survive the Closing hereunder and any termination of this Agreement.

         12.3 Publicity. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated hereby to any third party without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except as may be required by law or as may be reasonably necessary, on a confidential basis, to inform any rating agencies, potential sources of financing, financial analysts, or to entities involved with a sale of a Controlling Interest in Sellers, Purchaser or any of their Affiliates or to receive legal, accounting and/or tax advice; provided, however, that, if such information is required to be disclosed by law, the party so disclosing the information will use reasonable efforts to give notice to the other parties as soon as such party learns that it must make such disclosure. Notwithstanding the foregoing, if such information is required to be disclosed to any governmental authority to facilitate the transfer of Permits pursuant to Section 4.5 or obtain zoning information, the disclosing party may disclose such information without the consent of the other parties and shall promptly give written notice to the other parties of such information which was disclosed. This Section 12.3 shall be subject to the terms of the Confidentiality Agreement.

         12.4 Notices.

                  (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                  (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

                  (c) All such notices shall be addressed,

                  if to Sellers or any Seller, to:

                           c/o Horizon Bay Senior Communities
                           5102 W. Laurel Street, Suite 700
                           Tampa, Florida 33607
                           Attention: Thilo D. Best and Jon A. DeLuca
                           Phone: (813) 287-3992
                           Fax: (813) 287-3913

                  with a copy to:

                           c/o Goldman Sachs & Co.
                           100 Crescent Court
                           Suite 1000
                           Dallas, TX 75201
                           Attention: Thomas D. Ferguson
                           Phone: (214) 855-6311
                           Fax: (214) 855-6305

                  and

                           Arent Fox Kintner Plotkin & Kahn, PLLC
                           1050 Connecticut Avenue, N.W.
                           Washington, DC 20036-5339
                           Attention: Kenneth S. Jacob, Esq.
                           Phone: (202) 775-5750
                           Fax: (202) 857-6395

                  if to Purchaser, to:

                           c/o CNL Retirement Corp.
                           CNL Center at City Commons
                           450 South Orange Avenue
                           Orlando, Florida 32801-3336
                           Attn: Marcel Verbaas
                           Phone: (407) 650-1099
                           Fax: (407) 835-3232

         with a copy to:

                           Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Drive
                           Post Office Box 2809
                           Orlando, Florida 32802
                           Attn: Daniel F. McIntosh, Esq.

                           Phone: (407) 418-6272
                           Fax: (407) 843-4444

                  If to Title Company, to:

                           Fidelity National Title Insurance Company
                           717 N. Harwood Street

                           Suite 800
                           Dallas, Texas  75201
                           Attn: Pat Noska
                           Phone: (214) 220-1829
                           Fax: (214) 969-5348

                  (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         12.5 Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

         12.6 Assignment; Successors and Assigns. Except as otherwise provided herein, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

         12.7 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         12.8 Counterparts, Etc. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

         12.9 Governing Law; Jurisdiction; Waiver of Jury Trial.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA. THE PARTIES RECOGNIZE THAT, WITH RESPECT TO SOME OF THE PROPERTIES, IT MAY BE NECESSARY FOR THE PARTIES TO COMPLY WITH CERTAIN ASPECTS OF THE LAWS OF OTHER STATES IN ORDER TO CONSUMMATE THE PURCHASE AND SALE OF SUCH PROPERTIES PURSUANT HERETO. THE PARTIES AGREE TO COMPLY WITH SUCH OTHER LAWS TO THE EXTENT NECESSARY TO CONSUMMATE THE PURCHASE AND SALE OF SUCH PROPERTIES. IT IS THE PARTIES' INTENT THAT THE PROVISIONS OF THIS AGREEMENT BE APPLIED TO EACH PROPERTY IN A MANNER THAT RESULTS IN THE GREATEST CONSISTENCY POSSIBLE.

                  (b) For the purposes of any suit, action or proceeding involving this Agreement, Sellers and Purchaser hereby expressly submit to the jurisdiction of all federal and state courts sitting in the State of Florida and consents that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service; provided that a reasonable time for appearance is allowed, and Purchaser agrees that such courts shall have the exclusive jurisdiction over any such suit, action or proceeding commenced by any party. In furtherance of such agreement, Purchaser agrees upon the request of any party to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

                  (c) Purchaser hereby irrevocably waives any objection that Purchaser may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of Florida and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (d) EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTIES, OR ANY

CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

         12.10 Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

         12.11 Attorneys' Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees, incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

         12.12 Relationship. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that (except as and to the extent specifically provided for herein) no provision contained herein, nor any acts of the parties hereto shall be deemed to create the relationship between the parties hereto other than the relationship of seller and purchaser and landlord and prospective tenant, as the case may be.

         12.13 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         12.14 Disclosure. From and after Closing Date, and at the written request of Purchaser, each Seller shall provide such financial statements in respect of Seller's operations relating to its Property from the date of Seller's commencement of business to the Closing Date to the extent such financial statements are required by applicable securities laws and regulations and the SEC's interpretation thereof or under GAAP or governance or other policies of the REIT; provided, however, that (i) such Seller reserves the right, in good faith, to challenge, and require Purchaser to use commercially reasonable efforts to challenge, any assertion by the SEC, any other applicable regulatory authority, or Purchaser's independent public accountants that applicable law or regulations require the provision of such financial statements, (ii) Purchaser shall not, without such Seller's consent (which consent shall not be unreasonably withheld, delayed or conditioned), acquiesce to any such challenged assertion until Purchaser has exhausted all reasonable available avenues of administrative review, and (iii) Purchaser shall consult with such Seller in pursuing any such challenge and will allow Seller to participate therein if and to the extent that Seller so elects.

         12.15 Acknowledgment of the Financial Condition of the Parties. Sellers and Purchaser, (by their signatures below) and each Applicable Property Transferee (by executing the Assignment of Purchase and Sale Agreement between Purchaser and the Applicable Property Transferees) hereby (i) acknowledge that they have received information concerning the financial condition of each of the parties hereto, and (ii) agree that, in light of the obligations of the respective parties under this Agreement and all other documents executed pursuant to this

Agreement (collectively the "Transaction Documents"), the financial condition of each party hereto and the Applicable Property Transferees is acceptable to all such entities for the carrying out of each such Entity's respective obligations under the Transaction Documents.

         12.16 Cross-Default with Niles Sale Agreement. Niles Lifestyle Limited Partnership is owned or controlled, directly or indirectly, by the same parties that own or control Sellers. It is understood and agreed that, Sellers and Purchaser contemplated that simultaneously with the execution and delivery of this Agreement, Purchaser would enter into the Niles Sale Agreement with Niles Lifestyle Limited Partnership. The execution version of the Niles Sale Agreement has not been prepared but the parties agree to negotiate in good faith a Niles Sale Agreement which will be dated as of the Effective Date and in substantially the same form as this Agreement, with such modifications as may be necessary to reflect the terms of the November 26, 2003 letter of intent relating to the transactions contemplated by the Niles Sale Agreement. If the Niles Sale Agreement has not been executed by December 30, 2003, either party may terminate this Agreement by not later than 11:59 p.m. EST on December 30, 2003. Sellers and Purchaser agree: (i) if there is a default by Sellers or Purchaser under this Agreement, such default shall also be deemed to have occurred by the same party under the Niles Sale Agreement; (ii) if there is a default by Niles Lifestyle Limited Partnership or Purchaser under the Niles Sale Agreement, such default shall also be deemed to have occurred, by Seller or Purchaser, as applicable, under this Agreement; (iii) a termination of this Agreement (but not a termination as to less than the entire Agreement) by either party pursuant to a right to do so hereunder shall also terminate the Niles Sale Agreement; and
(iv) a termination of the Niles Sale Agreement by either party pursuant to a right to do so thereunder, other than as a result of the effect of the condemnation and casualty provisions thereof, shall also terminate this Agreement.

         12.17 Waiver Regarding California Property. With respect to each of the California Properties, Purchaser specifically waives the provisions of California Code Section 1542, which provides as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.

         Purchaser agrees, represents and warrants that the aforementioned waiver of California Code Section 1542 has been negotiated and agreed upon and that Purchaser hereby intends to release, discharge and acquit the applicable Sellers from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses with respect to the California Properties; provided, however, that the foregoing shall not relieve such Sellers of any disclosures required pursuant to this Section 12.17.

                            [Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Purchase and Sale Agreement to be executed as a sealed instrument as of the Effective Date.

                           SELLERS:

                           THE PARK AT RIVERCHASE (AL):

                           RIVERCHASE ASSISTED LIVING, LTD.,
                           a Texas limited partnership

                           By: WXI/Senior Lifestyle Riverchase Gen-Par, L.L.C.,
                               a Delaware limited liability company,
                               its General Partner

                               By: Integrated Living Communities, L.L.C.,

                                   a Delaware limited liability company,
                                   its Sole Member

                                   By: /s/ Jon A. DeLuca
                                       -----------------------------------
                                       Jon A. DeLuca
                                       Vice President and
                                       Chief Financial Officer

                           THE HERITAGE PALMERAS (AZ):

                           SENIOR LIFESTYLE HERITAGE, L.L.C.,
                           a Delaware limited liability company

                           By: WHSLA Real Estate Limited Partnership,
                               a Delaware limited partnership,
                               its Sole Member

                               By: WHSLA Gen-Par, Inc.,
                                   a Delaware corporation,
                                   its General Partner

                                   By: /s/ Jon A. DeLuca
                                       -----------------------------------
                                       Jon A. DeLuca
                                       Vice President and
                                       Chief Financial Officer

              [SIGNATURES FOR PURCHASE AND SALE AGREEMENT CONTINUE
                             ON THE FOLLOWING PAGES]

                           CARRINGTON POINTE AND CHERRY HILLS CLUB (CA):

                           INTEGRATED MANAGEMENT - CARRINGTON POINTE, L.L.C., a Delaware limited liability company

                           By: /s/ Jon A. DeLuca
                               -----------------------------------
                               Jon A. DeLuca
                               Vice President and
                               Chief Financial Officer

                           HERON'S RUN (FL):

                           INTEGRATED LIVING COMMUNITIES OF WEST
                           PALM BEACH, L.L.C.,
                           a Delaware limited liability company

                           By: /s/ Jon A. DeLuca
                               -----------------------------------
                               Jon A. DeLuca
                               Vice President and
                               Chief Financial Officer

              [SIGNATURES FOR PURCHASE AND SALE AGREEMENT CONTINUE
                             ON THE FOLLOWING PAGES]

                           NEWPORT PLACE AND THE POINTE AT NEWPORT PLACE (FL):

                           SENIOR LIFESTYLE NEWPORT LIMITED
                           PARTNERSHIP,
                           a Delaware limited partnership

                           By: SLC Newport, Inc.,
                               a Delaware corporation,
                               its General Partner

                               By: /s/ Jon A. DeLuca
                                   -----------------------------------
                                   Jon A. DeLuca
                                   Vice President and
                                   Chief Financial Officer

                           PINECREST PLACE (FL):

                           SENIOR LIFESTYLE PINECREST LIMITED
                           PARTNERSHIP,
                           a Delaware limited partnership

                           By: SLC Pinecrest, Inc.,
                               a Delaware corporation,
                               its General Partner

                               By: /s/ Jon A. DeLuca
                                   -----------------------------------
                                   Jon A. DeLuca
                                   Vice President and
                                   Chief Financial Officer

              [SIGNATURES FOR PURCHASE AND SALE AGREEMENT CONTINUE
                             ON THE FOLLOWING PAGES]

                           PROSPERITY OAKS (FL):

                           SENIOR LIFESTYLE PROSPERITY LIMITED PARTNERSHIP, a Delaware limited partnership

                           By: Prosperity Gen-Par, Inc.,
                               a Delaware corporation,
                               its General Partner

                               By: /s/ Jon A. DeLuca
                                   -----------------------------------
                                   Jon A. DeLuca
                                   Vice President and
                                   Chief Financial Officer

                           WATERSIDE RETIREMENT ESTATES (FL):

                           INTEGRATED LIVING COMMUNITIES OF
                           SARASOTA, L.L.C.,
                           a Delaware limited liability company

                           By: /s/ Jon A. DeLuca
                               -----------------------------------
                               Jon A. DeLuca
                               Vice President and
                               Chief Financial Officer

              [SIGNATURES FOR PURCHASE AND SALE AGREEMENT CONTINUE
                             ON THE FOLLOWING PAGES]

                           THE PARK AT OLYMPIA FIELDS (IL):

                           OLYMPIA FIELDS SENIOR HOUSING, L.L.C.,
                           a Delaware limited liability company

                           By: WHSLC Realty, L.L.C.,
                               a Delaware limited liability company

                               By: WHSLH Realty, L.L.C.,
                                   a Delaware limited liability company,
                                   its member

                                   By: /s/ Jon A. DeLuca
                                       -----------------------------------
                                       Jon A. DeLuca
                                       Vice President and
                                       Chief Financial Officer

              [SIGNATURES FOR PURCHASE AND SALE AGREEMENT CONTINUE
                             ON THE FOLLOWING PAGES]

                           EAST BAY MANOR (RI):

                           SENIOR LIFESTYLE EAST BAY LIMITED
                           PARTNERSHIP,
                           a Delaware limited partnership

                           By: SLC East Bay, Inc.,
                               a Delaware corporation,
                               its General Partner

                               By: /s/ Jon A. DeLuca
                                   -----------------------------------
                                   Jon A. DeLuca
                                   Vice President and
                                   Chief Financial Officer

                           EMERALD BAY MANOR (RI):

                           SENIOR LIFESTYLE EMERALD BAY LIMITED
                           PARTNERSHIP,
                           a Delaware limited partnership

                           By: SLC Emerald Bay, Inc.,
                               a Delaware corporation,
                               its General Partner

                               By: /s/ Jon A. DeLuca
                                   -----------------------------------
                                   Jon A. DeLuca
                                   Vice President and
                                   Chief Financial Officer

                           GREENWICH BAY MANOR (RI):

                           GREENWICH BAY, L.L.C.,
                           a Delaware limited liability company

                           By: /s/ Jon A. DeLuca
                               -----------------------------------
                               Jon A. DeLuca
                               Vice President and
                               Chief Financial Officer

              [SIGNATURES FOR PURCHASE AND SALE AGREEMENT CONTINUE
                             ON THE FOLLOWING PAGES]

                           NORTH BAY MANOR (RI)

                           SENIOR LIFESTYLE NORTH BAY LIMITED
                           PARTNERSHIP,
                           a Delaware limited partnership

                           By: SLC North Bay, Inc.,
                               a Delaware corporation,
                               its General Partner

                               By: /s/ Jon A. DeLuca
                                   -----------------------------------
                                   Jon A. DeLuca
                                   Vice President and
                                   Chief Financial Officer

                           SAKONNET BAY MANOR (RI):

                           SENIOR LIFESTYLE SAKONNET BAY LIMITED
                           PARTNERSHIP,
                           a Delaware limited partnership

                           By: SLC Sakonnet Bay, Inc.,
                               a Delaware corporation,
                               its General Partner

                               By: /s/ Jon A. DeLuca
                                   -----------------------------------
                                   Jon A. DeLuca
                                   Vice President and
                                   Chief Financial Officer

                           SOUTH BAY MANOR (RI):

                           SOUTH BAY MANOR, L.L.C.,
                           a Delaware limited liability company

                           By: /s/ Jon A. DeLuca
                               -----------------------------------
                               Jon A. DeLuca
                               Vice President and
                               Chief Financial Officer

              [SIGNATURES FOR PURCHASE AND SALE AGREEMENT CONTINUE
                             ON THE FOLLOWING PAGES]

                           WEST BAY MANOR (RI):

                           WEST BAY MANOR, L.L.C.,
                           a Delaware limited liability company

                           By: /s/ Jon A. DeLuca
                               -----------------------------------
                               Jon A. DeLuca
                               Vice President and
                               Chief Financial Officer

                           TREEMONT RETIREMENT COMMUNITY (TX):

                           INTEGRATED LIVING COMMUNITIES OF
                           DALLAS, L.P.,
                           a Delaware limited partnership

                           By: Integrated Living Communities of Dallas Gen-Par,
                               L.L.C.,
                               a Delaware limited liability company,
                               its General Partner

                               By: /s/ Jon A. DeLuca
                                   -----------------------------------
                                   Jon A. DeLuca
                                   Vice President and
                                   Chief Financial Officer

The undersigned, Cherry Hills Club, L.L.C. is executing this Purchase and Sale Agreement for the sole purpose of evidencing its agreement to its covenants set forth in Section 8.5.

                           CHERRY HILLS CLUB, L.L.C.,
                           a Delaware limited liability company

                           By: /s/ Jon A. DeLuca
                               -----------------------------------
                               Jon A. DeLuca
                               Vice President and
                               Chief Financial Officer

              [SIGNATURES FOR PURCHASE AND SALE AGREEMENT CONTINUE
                             ON THE FOLLOWING PAGES]

                           PURCHASER:

                           CNL RETIREMENT CORP., A FLORIDA CORPORATION

                                   By: /s/ Marcel Verbaas
                                       ----------------------------------------
                                       Marcel Verbaas
                                       Chief Investment Officer